                                                     COUNTY CONTRACT NO. 308-99

                                    AGREEMENT

                                       FOR

                                  KITSAP COUNTY

                                       AND

                         IMAGEWARE SOFTWARE INCORPORATED


      AGREEMENT
      This is an agreement between ImageWare Software Incorporated (IWS), 10883 Thornmint Road, San Diego , California 92127 and the KITSAP COUNTY, 614 Division Street, Port Orchard, Washington, 98366 (COUNTY) to provide COUNTY with IWS's Crime Capture System(CCS). This agreement (AGREEMENT) sets out responsibilities and obligations for both parties relating to:

  (1) The sale of computer hardware and related equipment.
  (2) License of computer software.
  (3) Installation of the computers, equipment and software at your site(s).
  (4) Training of your personnel on the use of the SYSTEM.

  Specifically, we agree to the following:

                                   SCHEDULE A
                          SPECIFIC TERMS AND CONDITIONS

1.    PURCHASE OF SYSTEM HARDWARE AND EQUIPMENT
(a)   PURCHASE
      IWS agrees to sell to COUNTY and COUNTY agrees to buy from IWS, subject to the terms of this AGREEMENT, the computer hardware and related equipment listed in the IWS Proposal, Exhibit-A of this AGREEMENT (SYSTEM HARDWARE). The SYSTEM HARDWARE will be minimally configured as described in the IWS Proposal, Exhibit-A and will include operation and maintenance manuals (if any) provided by the manufacturer.

  (b)
      IWS independently and not as an agent of the COUNTY, shall provide all necessary computer software, documentation, training and services, (except that which is agreed to be supplied by the COUNTY) for COUNTY'S system as summarized in the "ImageWare Software Kitsap County Sheriff's Office Digital Mug System" attached hereto as Exhibit A. The negotiated Pricing Summary reflects agreements and adjustments made during negotiations between the parties. Any changes to the scope of work must be agreed to in writing, by both Parties, before IWS commences any work on such changes.

  (c)
      IWS represents and assures COUNTY that the CCS described herein supports either Windows 95 or Windows NT-Client and furthermore, that there can be a mix of micro-computers with some running Windows 95 and others running Windows NT-Client.

  (d)
      IWS represents and assures COUNTY that the CCS described herein will be available on an Oracle database management system. Also, as stated in
      Section 1 (c) above, the CCS on the Oracle database management system will support either Windows 95 or Windows NT-Client and furthermore, that there can be a mix or micro-computers with some running Windows 95 and others running Windows NT-Client.

2.    SYSTEM SOFTWARE LICENSE
(a)   GRANT OF LICENSE
      IWS grants to COUNTY, subject to the terms of this AGREEMENT, a nonexclusive and nontransferable license to use the software listed in the IWS Proposal, Exhibit-A to this AGREEMENT (SYSTEM SOFTWARE). Software means computer programs in object code format only, (or, if an interpreted language, the source code itself but to be used on a runtime only basis), together with any manuals.

      (1) IWS agrees to permit COUNTY to purchase additional concurrent licenses of Crimes Capture System at $10,000.00 each for capture and $ 6,750.00 each for viewing station for a period of one year after the date of cut over.

      (2) IWS agrees to permit COUNTY to purchase additional concurrent licenses of Suspect ID at $ 5,000.00 each for a period of one year after the date of cut over.

      (3) IWS agrees to permit COUNTY to purchase additional concurrent licenses of Crime Lab at $600.00 each for a period of one year after the date of cut over.

      (4) IWS agrees to permit COUNTY to purchase additional concurrent licenses of Vehicle ID at $1,500.00 each for a period of one year after the date of cut over.


(b)   RESTRICTIONS ON USE
      COUNTY agrees to use the SYSTEM SOFTWARE only for its own business and may not sell or resell any of the SYSTEM SOFTWARE or any rights to use the SYSTEM SOFTWARE.


                                       COUNTY/IWS Agreement, Page 2

  (c) MODIFICATIONS; REVERSE ENGINEERING
      COUNTY agrees that only IWS has the right to alter, enhance or otherwise modify the SYSTEM SOFTWARE. COUNTY agrees not to disassemble, decompile or reverse engineer the SYSTEM SOFTWARE or to allow another party to do so.

  (d) PROPRIETARY RIGHTS
      COUNTY acknowledges that IWS retains all title to the SYSTEM SOFTWARE. COUNTY is neither the owner of the SYSTEM SOFTWARE nor any copies thereof, but is licensed (pursuant to this AGREEMENT) to utilize the SYSTEM SOFTWARE for the purpose of maintaining a Booking & Suspect Identification System.

3.    INSTALLATION OF THE SYSTEM
(a)   INSTALLATION RESPONSIBILITY -- COUNTY
(1) COUNTY is responsible for the purchase and delivery of the computer server, two (2) capture and two (2) viewing stations.
(2) COUNTY is responsible, for providing access to, and preparation of, the installation site(s) as described in the Installation Procedures set forth in Exhibit-B of this AGREEMENT. COUNTY also agrees to complete these preparations at least five (5) days prior to the date installation of the SYSTEM commences and confirm that all site(s) are ready for installation to IWS.
(3) Any and all internal electrical work required as part of the installation (new circuits, switches, etc.) will be the responsibility of COUNTY. It is COUNTY'S responsibility to ensure that all electrical work meets any and all applicable building and safety codes.

(b)   INSTALLATION RESPONSIBILITY -- IWS
(1) IWS will be responsible for the delivery and installation of the SYSTEM, imaging equipment (camera, remote pan & tilt, etc.), printers, and miscellaneous hardware and all software. The installation will be in accordance with Exhibit-B of this AGREEMENT.
(2) Installation will commence in accordance with the Project Schedule, Exhibit-C, as further specified in Exhibit-J hereto.
(3) Installation of the SYSTEM HARDWARE is completed when the hardware is functioning in accordance with the manufacturer's specifications. Installation of the SYSTEM is complete when IWS completes functional hardware and software testing and states in writing to COUNTY that the SYSTEM has been successfully installed.

(c)   IWS EMPLOYEE BACKGROUND INFORMATION
      If COUNTY so requires, IWS will submit biographical and fingerprint information for each person who will be engaged in performing any part of the installation. The biographical and fingerprint information will be sufficient to allow COUNTY to perform security background checks on all such persons. IWS agrees to bar any person identified by COUNTY as a security risk from COUNTY'S offices.

4.    TRAINING
      The training of COUNTY personnel shall be the responsibility of IWS and shall include the training program presented in the Crime Capture System Training Outline, Exhibit D. COUNTY shall be responsible for identifying personnel requiring training and ensuring that


                                       COUNTY/IWS Agreement, Page 3
      they are available for scheduled training. Training shall take place on dates mutually agreed upon by IWS and COUNTY. The training schedule presented in the Crime Capture System Training Outline, Exhibit D, may be revised only upon written request by COUNTY and acceptance of that request by IWS. All training provided directly by IWS shall be conducted on a functional training system located at COUNTY'S site(s). All training activities may be video taped at COUNTY'S expense for future in-house training. Such video tapes shall not be sold, loaned or made available for use to other than COUNTY'S staff and shall be used for training of COUNTY'S staff only.
      All IWS personnel costs related to the provision of training services for COUNTY training staff for the training days specified in Crime
      Capture System Training Outline, Exhibit D are included in the purchase price of the SYSTEM in the IWS Proposal, Exhibit A. COUNTY expenses include, but are not limited to, the provision of adequate classroom space, training workstation and network equipment, the provision of sufficient copies of printed materials and for video taping of training events.
      IWS training shall be sufficient to allow COUNTY to meet its obligations and responsibilities with respect to operation and maintenance under COUNTY'S obligations and responsibilities for maintenance support as defined within the Hardware and Software Maintenance Agreement, Exhibit G. IWS shall not be responsible to provide training days in excess of those specified in Crime Capture
      System Training Outline, Exhibit D, if COUNTY'S users fail to achieve competence due to absence, turnover, failure to complete adequate preparation and practice exercises, or due to demonstrably deficient native ability or qualifications. COUNTY may request more training days paying the IWS training on-going rate.
      IWS shall develop and provide, in both electronic and printed format, procedural manuals containing all procedures, methods, documentation requirements, and techniques necessary for the successful use and operation of the SYSTEM. IWS agrees that COUNTY may reproduce this material for its internal use on an unlimited basis.

5.    ACCEPTANCE BY COUNTY
(a)   ACCEPTANCE TESTING
      After installation of the SYSTEM is complete, COUNTY'S operational personnel have been trained, and COUNTY'S REPRESENTATIVE agrees that the SYSTEM is functioning reliably, COUNTY will immediately commence a period of acceptance testing.

(b)   ACCEPTANCE
      COUNTY agrees to accept the SYSTEM after the SYSTEM has functioned reliably for thirty (30) consecutive days of acceptance testing.

      The system acceptance testing period will be considered successful if the requirements defined in the System Acceptance Testing, Exhibit-E, are satisfied.

      Formal sign-off of acceptance of the system will take place immediately after the successful completion of the system acceptance period.

      If, upon completion of the test period, the system and/or sub-system fails to satisfy the COUNTY operating criteria as defined by the documentation and specifications,


                                       COUNTY/IWS Agreement, Page 4

      IWS agrees to immediately work with the COUNTY to resolve said problems, as documented by COUNTY, to provide functioning mug shot systems. A new acceptance period of 30 days shall then be established to allow for system testing after which the COUNTY shall provide IWS with written approval if accepted. Should the second acceptance period a functioning application system IWS will perform continuous acceptance testing periods, but shall not exceed six (6) 30 day periods without written approval from the COUNTY. The COUNTY's Sole Determiner reserves the right to terminate the AGREEMENT with IWS should the COUNTY DEEM further acceptance testing periods beyond the agreed term as unacceptable.

6.    COUNTY MODIFICATION OF EQUIPMENT
      COUNTY may connect equipment manufactured or supplied by other companies to the SYSTEM, including peripheral equipment, computers, communications equipment, and terminal devices, provided however, that IWS will not be held responsible for any damage and/or downtime that may occur. COUNTY agrees to give thirty days notice to IWS of the specific equipment to be connected to the SYSTEM. Within 20 days of receiving such notice, IWS will notify COUNTY whether such equipment is likely to interfere with IWS's ability to perform maintenance.

7.    PRICE AND PAYMENT TERMS
      The total price for the SYSTEM is not to exceed $97,830.17 as set forth in Exhibit-A. Payment shall be according to the following schedule and be made within 30 days of receipt of IWS's invoice and notice of the listed event:

                EVENT                                              PERCENTAGE DUE
                -----                                              --------------
                Signing of this Agreement by COUNTY                30%
                Installation of System and training completed      30%
                Acceptance by COUNTY                               40%

8.    WARRANTIES
(a)   HARDWARE
      IWS warrants that all major components of the SYSTEM HARDWARE are new at the time of installation and will operate in conformity with its documentation provided by IWS for a period of three (3) months after installation. In the event the SYSTEM HARDWARE fails during this period, IWS, at its sole option, will repair, modify or replace the failed component(s) in a timely manner at no additional cost to COUNTY.

(b)   SOFTWARE
      IWS warrants that the Software will operate in conformity with its documentation. In the event of any non-conformity for a period of three
      (3) months after installation, IWS will use all commercially reasonable efforts to correct the problem by modification, enhancement or other repair so that the Software conforms to its documentation.

(c)   YEAR 2000 WARRANTY


                                       COUNTY/IWS Agreement, Page 5

      IWS warrants that any Software Product furnished by IWS pursuant to this Agreement shall support a four-digit year format and be able to accurately process date and tie data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, as well as leap year calculations. For purposes of this section, "Software Product" shall include, without limitation, any piece or component of equipment, hardware, firmware, middleware, custom or commercial software, or internal components of subroutines therein together with update, upgrades and enhancements on same. This warranty shall survive termination or expiration of this Agreement.

      In the event of any decrease in Software Product functionality or accuracy related to time and/or date related codes and/or internal subroutines that impede the Software Product from operating correctly using dates beyond December 31, 1999, IWS shall restore or repair the Software Product to the same level of functionality as warranted herein, so as to minimize interruption to COUNTY'S ongoing business processes, time being of the essence. In the event that such warranty compliance requires the acquisition of additional programs, the expense for any such associated or additional acquisitions that may be required, including without limitations, data conversion tools shall be borne exclusively by IWS.

      Nothing in this warranty shall be construed to limit any rights or remedies the COUNTY may otherwise have under this AGREEMENT with respect to defects other than the Year 2000 performance. IWS shall obtain the same assurances from all other suppliers whose products IWS relies upon for operation of IWS's software and shall furnish them to COUNTY upon request.

      IWS warrants that the SYSTEM is "Millennium Compliant". For the purpose of this warranty a "Millennium Compliant" product is such that accurately processes date data (including, but not limited to: calculating, comparing and sequencing dates), from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations, when used in accordance with its product documentation, and provided that all other products used in combination with the product properly exchange data with it.

(c)   DISCLAIMER
      EXCEPT FOR THESE EXPRESSED LIMITED WARRANTIES, IWS MAKES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR IN ANY COMMUNICATION WITH COUNTY, AND IWS EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

9.    PRODUCT AND CUSTOMER SUPPORT
      IWS will provide COUNTY with diagnostic software and manuals necessary to operate and maintain the SYSTEM, including schematics, diagnostic and maintenance manuals as provided by the manufacturer. During the warranty period IWS will support the System without any cost to the Entity. After the warranty period, IWS agrees to offer maintenance, customer and product support for the SYSTEM for at least five years after installation subject to COUNTY entering into an IWS Maintenance Agreement during that five years. IWS will provide a copy of its current Maintenance Agreement to COUNTY. Any such Maintenance Agreement is


                                       COUNTY/IWS Agreement, Page 6
      optional for COUNTY and requires COUNTY to pay an additional fee. IWS reserves the right to modify the terms and fees of its standard Maintenance Agreement at any time.

10.   LIMITATION OF LIABILITY
(a)   MAXIMUM LIABILITY
      UNDER NO CIRCUMSTANCES SHALL IWS'S LIABILITY TO COUNTY EXCEED THE AMOUNTS PAID BY COUNTY TO IWS UNDER THIS AGREEMENT.

(b)   LIMITATION
      IN NO EVENT WILL IWS HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING UNDER ANY CAUSE OF ACTION, INCLUDING CONTRACT, WARRANTY, STRICT LIABILITY OR TORT, WHETHER OR NOT IWS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

11.   TERMINATION; BREACH
(a)   TERMINATION
      Either party may terminate this AGREEMENT upon a breach by the other party which is not cured in a timely manner as provided for in sub-section (b) below. Otherwise, this AGREEMENT will terminate upon both parties' fulfilling all of their obligations under it.

(b)   BREACH
      In the event of any material breach of this AGREEMENT by either party, the aggrieved party must give written notice thereof, including a reasonably detailed statement of the nature of such breach, to the breaching party. The breaching party has thirty (30) days to cure such breach. In the case of a breach that cannot reasonably be cured within 30 days, the breaching party will provide a written estimate of the time needed to cure such breach, will commence to cure such breach within thirty (30) days of notice from the aggrieved party, and will diligently continue to cure such breach to completion. If the breaching party fails to cure, to commence cure, or diligently prosecute such cure to completion, the aggrieved party shall be entitled to suspend its performance under this AGREEMENT for as long as the breach remains uncorrected, and avail itself the remedies provided by this AGREEMENT.

12.   DISPUTES; BINDING ARBITRATION; ATTORNEYS' FEES
(a)   DISPUTES
      In the event that any dispute or controversy arises between IWS and COUNTY, IWS and COUNTY agree to first attempt to resolve the matter through discussions between them directly.

13.   TECHNICAL AND CONTRACTUAL REPRESENTATIVES
      The following authorized representatives are hereby designated for this
      AGREEMENT:


                                       COUNTY/IWS Agreement, Page 7


        IWS CORPORATION                                         PURCHASING ENTITY
        ---------------                                         -----------------
Contractual: Carmen Errejon, Contracts Administrator    Contractual: Dick Harty, Application Services Manager
Phone:       (619) 673-8600                             Phone:       (360) 337-4407
FAX:         (619) 673-1770                             FAX:         (360) 337-4638
Technical:                                              Technical:   Julie Lingenfelter, Programmer Analyst
Phone:                                                  Phone:       (360) 337-5750
FAX:                                                    FAX:         (360) 337-4638


      Any notice, request, document or other communication submitted by either party to the other party under this AGREEMENT shall be in writing or through a wire or electronic medium which produces a tangible record of the transmission, such as telegram, cable or facsimile, and will be deemed duly given or sent when delivered to the appropriate Contractual Representative listed above at the following address:


                 IMAGEWARE SOFTWARE, INC.     KITSAP COUNTY
                 ------------------------     -------------
                 10883 Thornmint              614 Division Street (MS-21)
                 San Diego, CA 92127          Port Orchard, Washington 98366


14.   MISCELLANEOUS TERMS
(a)   COUNTY CONFIDENTIAL INFORMATION; PUBLICITY
      IWS will not publish or otherwise disclose any information or data obtained from COUNTY in any manner where the identity of any particular person or establishment can be identified, except with the consent of such person or establishment. IWS will keep such information confidential using the same care and discretion used with similar information that IWS designates as confidential.

      Any publicity giving reference to the sale, installation, and/or operation of the SYSTEM, whether in the form of press release, brochure, photographic coverage, or verbal announcement, shall be made only with the prior approval of COUNTY, provided that IWS may refer to the SYSTEM during its normal course of business.

(b)   SOURCE CODE PROTECTION
      IWS agrees to deposit the source code, documentation and related materials for the System (DEPOSIT MATERIALS) with an Escrow Agent subject to COUNTY entering into an IWS Software Escrow Agreement. The DEPOSIT MATERIALS will be made available to the COUNTY for the purposes of self support if certain events named in the IWS Software Escrow Agreement occur. IWS will provide a copy of its current Software Escrow Agreement to COUNTY in Exhibit F. Any such Software Escrow Agreement is optional for COUNTY and requires COUNTY to sign and accept the terms of the Software Escrow Agreement.

(c)   INDEPENDENT CONTRACTOR
      IWS is an independent contractor. The manner in which the work is to be performed will be controlled by IWS; however, the nature of the work and the results to be achieved shall be


                                       COUNTY/IWS Agreement, Page 8
      specified by COUNTY. IWS is not an employee or agent of COUNTY and has no authority to make any binding commitments or obligations on behalf of COUNTY except to the extent expressly provided herein.

(d)   DELAY
      In the event COUNTY causes delay in the installation, testing or acceptance of the SYSTEM, or some part of it, whether the delay is (i) ordered by COUNTY, (ii) the result of COUNTY'S failure to perform its installation responsibilities, (iii) caused by incompatibility with computer programs or equipment not furnished by IWS, or (iv) because of other actions by COUNTY, COUNTY will pay to IWS an amount based upon the Time and Materials IWS on-going rate in addition of all expenses incurred by IWS as a result of the delay.

(e)   CHANGE ORDERS
      IWS agrees to modify the SYSTEM or installation procedures, if requested to do so by COUNTY, and such modifications will not affect the validity of this AGREEMENT. If the modifications result in an increase in the amount of the work required by IWS or in the cost of SYSTEM HARDWARE or SOFTWARE, the parties agree that an appropriate price adjustment will be made. All modifications will be in writing signed by IWS and COUNTY'S REPRESENTATIVE and will describe the change and the cost, if any, of the modification.

(f)   RISK OF LOSS OR DAMAGE
      IWS will bear all risk of loss or damage to SYSTEM HARDWARE and SOFTWARE until delivered to COUNTY'S location. After the SYSTEM HARDWARE and SOFTWARE are delivered, COUNTY bears all risk of loss or damage, except loss or damage attributable to IWS negligence, defects that COUNTY could not reasonably have discovered prior to Acceptance, or IWS breach of this AGREEMENT.

(g)   FORCE MAJEURE
      Any delays in or failure of performance by IWS or COUNTY, except for the obligation to make payments, will not constitute default under this AGREEMENT to the extent the delays or failure of performance is caused by occurrences beyond the control of IWS or COUNTY, including, but not limited to, acts of God or public enemy, expropriation or confiscation of facilities, compliance with any order or request of any governmental authority, act of war, rebellion or sabotage, fires, floods, explosions, earthquakes, accidents, or riots.

(h)   TAXES
      COUNTY shall be responsible for payment of any sales, use, withholding or other similar taxes (other than taxes based on IWS's net income) which may be imposed on the payments due under this AGREEMENT and shall promptly reimburse IWS for any such taxes (including interest, penalties and additions to tax with respect thereto), whether such taxes are included with the purchase price shown on Exhibit-A or imposed in the future. COUNTY warrants that it is a tax exempt organization and that IWS is therefore not responsible for payment of any personal property taxes for property in the possession of COUNTY on the date of assessment.

(i)   INDEMNITY


                                       COUNTY/IWS Agreement, Page 9

(1)   OBLIGATIONS -- COUNTY:
      COUNTY agrees to protect and hold IWS harmless from any and all claims, suits, actions and procedures brought or filed by third parties and from all damages, penalties, losses, costs and expenses (including attorney's fees) arising out of, or related to, any act or omission of COUNTY, its employees, or agents.

(2)   OBLIGATIONS -- IWS
      IWS agrees to protect and hold COUNTY harmless from any and all claims, suits, actions and procedures brought or filed by third parties and from all damages, penalties, losses, costs and expenses (including attorney's fees) arising out of, or related to, any act or omission of IWS, its employees, or agents.

      In addition IWS agrees to protect and hold COUNTY harmless from any claims brought against COUNTY alleging that the SYSTEM SOFTWARE infringes a 3rd party's patents or copyright, provided that IWS is notified promptly by COUNTY of any such claim (including any threatened claim) and IWS has sole control of the defense with respect to such claims. The preceding indemnification by IWS will not apply to any claim based, in whole or in part, on any modification of the SOFTWARE made by any person other than IWS. If a final injunction is issued, or, IWS believes, is likely to be entered, prohibiting the use of the SOFTWARE by COUNTY, IWS will, at its sole discretion and expense, either: (i) procure for COUNTY the right to use the SOFTWARE as provided herein, (ii) replace the SOFTWARE with non-infringing, functionally equivalent product; (iii) suitably modify the SOFTWARE so that it is not infringing and provides similar functionality; or (iv) accept return of the SOFTWARE and refund the purchase price. IWS'S LIABILITY FOR ANY INFRINGING SOFTWARE IS STRICTLY LIMITED TO THE FOREGOING.

(j)   INSURANCE; WORKERS' COMPENSATION COVERAGE
      IWS will maintain and require all of its subcontractors, consultants and other agents to maintain, insurance as follows: (i) Workers' Compensation insurance with statutory limits as required by the Labor Code of the State of California, and (ii) Commercial general liability insurance covering bodily injury and property damage using an occurrence policy form in an amount of not less than one million dollars ($1,000,000) combined single limit for each occurrence.

(k)   INCORPORATED EXHIBITS
      The following documents are hereby incorporated into this Agreement by reference:

      Exhibit A:            ImageWare Proposal
      Exhibit B:            Installation Procedures
      Exhibit C:            Project Schedule
      Exhibit D:            CCS Training Outline
      Exhibit E:            System Acceptance Testing
      Exhibit F:            Software Escrow Agreement
      Exhibit G:            Software and Hardware Maintenance Agreement
      Exhibit H:            IWS letter regarding Outstanding Issues in Contract Negotiations. June 3,1999
      Exhibit I:            IWS Bid for Kitsap CSO Digital Mug System. April, 1, 1999.


                                       COUNTY/IWS Agreement, Page 10

      Exhibit J:            Email from Carmen Errejon to Julie Lingenfelter of
                            June 17, 1999 fixing Work dates.

(l)   WAIVER
      The waiver or failure of either party to exercise in any respect any right provided for in this AGREEMENT will not be deemed a waiver of any further right under this AGREEMENT.

(m)   NON-DISCRIMINATION
      IWS will comply will all applicable federal, state and local laws, rules and regulations in regard to non-discrimination in employment because of race, color, ancestry, national origin, religion, sex, marital status, age, medical condition, disability or other prohibited basis.

(n)   ASSIGNMENT
      COUNTY may not transfer, assign or otherwise dispose of its rights or obligations under this AGREEMENT, including but not limited to the SOFTWARE license, without IWS'S written permission. However, IWS will not unreasonably withhold a request by COUNTY to assign its rights or obligations to another party of equal fiscal soundness and business reputation, and COUNTY may, upon a sale of all its assets, transfer its rights and obligations under this AGREEMENT to the successor agency. This AGREEMENT shall be binding upon and inure to the benefit of the successors, permitted assigns and heirs of the parties.

(o)   VENUE
      This contract will be governed by the laws of the State of Washington, both as to interpretation and performance, and any action at law, suit in equity, or other proceeding for the enforcement of this Agreement of any provision thereof will be instituted only in the courts of the State of Washington, COUNTY of Kitsap.

(p)   SURVIVAL OF PROVISIONS
      Notwithstanding any termination of this AGREEMENT, the following provisions survive and remain in effect: Sections 10, 11, 12, 13, 14 and 15.

(q)   ORDER OF PRECEDENCE
      IN THE EVENT OF ANY INCONSISTENCY OR CONFLICT BETWEEN OR AMONG THE PROVISIONS OF THIS AGREEMENT, THE INCONSISTENCY SHALL BE RESOLVED BY GIVING PRECEDENCE IN THE FOLLOWING ORDER:

      Exhibit A:    ImageWare Proposal. June 2, 1999.
      SCHEDULE A    SPECIFIC TERMS AND CONDITIONS
      Exhibit B:    Installation Procedures
      Exhibit C:    Project Schedule
      Exhibit D:    CCS Training Outline
      Exhibit E:    System Acceptance Testing
      Exhibit F:    Software Escrow Agreement
      Exhibit G:    Software and Hardware Maintenance Agreement
      Exhibit I:    IWS Bid for Kitsap CSO Digital Mug System. April, 1, 1999.
      Exhibit J:    Email from Carmen Errejon to Julie Lingenfelter of June 17, 1999 fixing WorkPlan dates.

                                       COUNTY/IWS Agreement, Page 11

(r)   ENTIRE AGREEMENT; MODIFICATIONS; INVALIDITY
      This AGREEMENT, including the exhibits, constitutes the entire agreement between the parties and supersedes all previous agreements or representation, oral or written, relating to this AGREEMENT. This AGREEMENT may only be modified or amended by a writing signed by each party. Both parties acknowledge they have read this AGREEMENT, understand its terms and conditions, and agree to be bound by it. If any provision of this AGREEMENT is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

      15. SIGNATURES
      DATED THIS   DAY       199 .         DATED THIS 28th DAY JUNE, 1999.

      AGREED TO:                           AGREED TO:
      IMAGEWARE SOFTWARE, INC
                                           KITSAP COUNTY BOARD OF
                                           COMMISSIONERS

By:    /s/ WAYNE WETHERELL                      /s/ Charlotte Garrido
    ----------------------------           ---------------------------------
                                           CHARLOTTE GARRIDO, CHAIR


Name:   WAYNE WETHERELL                         /s/ Tim Botkin
     ---------------------------           ---------------------------------
                                           TIM BOTKIN, COMMISSIONER

Title:  CFO & VP of FINANCE                     /s/ Chris Endresen
      --------------------------           ---------------------------------
                                           CHRIS ENDRESEN, COMMISSIONER

      /s/ Holly Anderson
--------------------------------
HOLLY ANDERSON, CLERK OF THE BOARD


                                                 COUNTY/IWS Agreement, Page 12

COUNTY/IWS Agreement, Page A-1                                     CONFIDENTIAL


                         EXHIBIT A - IMAGEWARE PROPOSAL



   CONFIDENTIAL                       EXHIBIT A                  June 2, 1999
   KITSAP COUNTY                   Proposal for CCS
                                   Mug Photo System

-----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                           QTY         UNIT         EXT           TOTAL
-----------------------------------------------------------------------------------------------------------------------
CAMERA SUB-SYSTEMS
-----------------------------------------------------------------------------------------------------------------------
Hitachi KP-D50 Camera, NIST standards (single chip)                    2        $1,471.50    $2,943.00
-----------------------------------------------------------------------------------------------------------------------
Computar Lens                                                          2        $1,147.50    $2,295.00
-----------------------------------------------------------------------------------------------------------------------
3 point Lighting system                                                2        $1,343.25    $2,686.50
-----------------------------------------------------------------------------------------------------------------------
Pan and Tilt Camera mount                                              2        $1,620.00    $3,240.00
-----------------------------------------------------------------------------------------------------------------------
Reflective Pedestal                                                    2          $924.75    $1,849.50
-----------------------------------------------------------------------------------------------------------------------
Cable bundle                                                           2          $202.50      $405.00
-----------------------------------------------------------------------------------------------------------------------
NIST compliance capture software                                       2        $1,500.00    $3,000.00
-----------------------------------------------------------------------------------------------------------------------
Capture Card MVPro                                                     2          $904.50    $1,809.00
-----------------------------------------------------------------------------------------------------------------------
Power Supply (Single Chip)                                             2           $67.50      $135.00
-----------------------------------------------------------------------------------------------------------------------
                                                           SUBTOTAL                                         $18,363.00
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
SOFTWARE
-----------------------------------------------------------------------------------------------------------------------
CCS Investigative Display Software (Full)                              2        $6,750.00   $13,500.00
-----------------------------------------------------------------------------------------------------------------------
CCS Capture Station software                                           2       $10,000.00   $20,000.00
-----------------------------------------------------------------------------------------------------------------------
Suspect ID                                                             1        $5,000.00           nc
-----------------------------------------------------------------------------------------------------------------------
Crime Lab                                                              1          $600.00           nc
-----------------------------------------------------------------------------------------------------------------------
Vehicle ID                                                             1        $1,500.00           nc
-----------------------------------------------------------------------------------------------------------------------
                                                           SUBTOTAL                                         $33,500.00
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
*CUSTOM SOFTWARE/INTEGRATION
-----------------------------------------------------------------------------------------------------------------------
Systems Integration (File Transfer w/ Intergraph (RMS) to              1        $5,000.00    $5,000.00
avoid duplicate entry
-----------------------------------------------------------------------------------------------------------------------
Systems Integration (Custom API for Image Retrieval                    1       $10,000.00   $10,000.00
through Intergraph RMS)
-----------------------------------------------------------------------------------------------------------------------
Systems Integration (Interface to update JMS)                          1        $5,000.00    $5,000.00
-----------------------------------------------------------------------------------------------------------------------
                                                           SUBTOTAL                                         $20,000.00
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                          TOTAL HARDWARE / SOFTWARE                                         $71,863.00
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
SERVICES
-----------------------------------------------------------------------------------------------------------------------
Additional Custom Print Formats                                        4          $500.00    $2,000.00
-----------------------------------------------------------------------------------------------------------------------
Project Management                                                     3          $900.00    $2,700.00
-----------------------------------------------------------------------------------------------------------------------
Conversion of Records from Alternative Booking system                60000          $0.20   $12,000.00
-----------------------------------------------------------------------------------------------------------------------
**Hardware Testing                                                     2        $1,500.00    $3,000.00
-----------------------------------------------------------------------------------------------------------------------
                                                           SUBTOTAL                                         $19,700.00
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
***LICENSES
-----------------------------------------------------------------------------------------------------------------------



COUNTY/IWS Agreement, Page A-2
-----------------------------------------------------------------------------------------------------------------------
5-User Windows NT Server License # 606670                           1        $687.23           $687.23
-----------------------------------------------------------------------------------------------------------------------
5-User Concurrent Sybase License                                    1        $847.27           $847.27
-----------------------------------------------------------------------------------------------------------------------
                                                           SUBTOTAL                                         $1,534.50
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

                                 ****SHIPPING/HANDLING/INSTALLATION                         $10,060.82      $10,060.82
-----------------------------------------------------------------------------------------------------------------------
                                                           TRAINING 2        $750.00         $1,500.00      $1,500.00
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                              TOTAL                                         $104,658.32
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                    AGENCY DISCOUNT                                         $6,828.15
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

                                                      PROJECT TOTAL                                         $97,830.17
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

*This pricing is based on previous inter-connects with different vendors.
It is not 1OO% secure and may change.
-----------------------------------------------------------------------------------------------------------------------
**See attached installation paper
-----------------------------------------------------------------------------------------------------------------------
***Oracle Licensing have not yet been included
-----------------------------------------------------------------------------------------------------------------------
****See attached installation paper
-----------------------------------------------------------------------------------------------------------------------
                                                        MAINTENANCE
-----------------------------------------------------------------------------------------------------------------------
               Paid Maintenance and Support (Year 1) Starts 90 days                                         $14,299.92
                                          after day of installation
-----------------------------------------------------------------------------------------------------------------------
                                   Maintenance and Support (Year 2)                                         $14,871.00
-----------------------------------------------------------------------------------------------------------------------
                                   Maintenance and Support (Year 3)                                         $15,466.00
-----------------------------------------------------------------------------------------------------------------------
                                   Maintenance and Support (Year 4)                                         $16,084.00
-----------------------------------------------------------------------------------------------------------------------
                                   Maintenance and Support (Year 5)                                         $16,727.00
-----------------------------------------------------------------------------------------------------------------------

COUNTY/IWS Agreement, Page B-1


                        EXHIBIT B - INSTALLATION PROCEDURES


1.   INSTALLATION LOCATION
     The System is to be installed at the following address(es):

     KITSAP COUNTY JAIL, 614 DIVISION STREET, PORT ORCHARD WA 98366

     KITSAP COUNTY SHERIFF'S DEPARTMENT, 614 DIVISION STREET, PORT ORCHARD WA 98366

     SILVERDALE PRECINCT, 3951 RANDALL WAY, SILVERDALE WA 98383

     JUVENILE DETENTION, 1338 OLD CLIFTON ROAD, PORT ORCHARD, WA 98366


2.   COUNTY'S RESPONSIBILITIES
     IWS will provide COUNTY with a copy of the CCS System Preparation and Installation Guide. COUNTY is responsible for reviewing the Guide and providing the following in conformance with the Guide:

     (a)  SITE PREPARATION -- SERVER
          (1)  Suitable space including tables, chairs, stands, or racks.
          (2) Two telephone lines (one voice line and one modem line) and one voice handset.
          (3)  Clean temperature controlled environment.
          (4)  Any requisite electrical and/or lighting work.
          (5)  Tested and operational network connection.

     (b)  SITE PREPARATION -- WORKSTATIONS
          (1)  Suitable space including tables, chairs, stands, or racks.
          (2)  One telephone line and one voice handset.
          (3) A suitable background (plywood, plaster board, etc) secured to the wall for any capture stations.
          (4)  Reasonably clean environment.
          (5)  Any requisite electrical and/or lighting work.
          (6)  Tested and operational network connection.

     (c)  OTHER
          (1) Suitable nearby parking for IWS installation personnel. COUNTY will pay any and all parking costs associated with installation work performed by IWS personnel at COUNTY'S facility.

COUNTY/IWS Agreement, Page B-2

          (2) COUNTY will make certain that authorized IWS personnel have access to COUNTY'S facility(ies) 24 hours/day -- 7 days/week while the System is being installed and tested.
          (3) Labor and equipment necessary to transport the SYSTEM HARDWARE from COUNTY'S receiving area at the receiving location to the installation site.
          (4) A clean operating environment at the installation site which complies with temperature, humidity and operational specifications of the SYSTEM HARDWARE.


4.   IWS'S INSTALLATION RESPONSIBILITIES
     IWS is responsible for providing the following relating to the SYSTEM installation:
          (1) Supervision of COUNTY employees who transport the SYSTEM HARDWARE from the receiving area to the installation site.
          (2)  Installation of the SYSTEM HARDWARE at the designated sites.
          (3) Operational checkout of the Equipment, including offline verification.
          (4)  Installation of the SYSTEM SOFTWARE at the designated sites.
          (5) Operational verification of each computer and item of equipment on a stand-alone basis and as interfaced with equipment furnished BY COUNTY, including transmission lines, modems and computers.

COUNTY/IWS Agreement, Page C-1


                          EXHIBIT C - PROGECT SCHEDULE


                      SEE PAGE 40, SECTION 4.0 "WORKPLAN"

                        OF APRIL 1ST, 1999 BID RESPONSE

COUNTY/IWS Agreement, Page D-1


               EXHIBIT D - CRIME CAPTURE SYSTEM TRAINING OUTLINE

                          CRIME CAPTURE SYSTEM TRAINING

IWS will provide one day of training for the system administrator, as well as one day of training for the system users (Maximum of 15 trainees per session).

                    CRIME CAPTURE SYSTEM-TM- TRAINING OUTLINE


OPERATOR TRAINING

Objective: By the end of the training session, students will know how to book a suspect, search a database, use the mug book function and create photo line-ups.


TRAINING OUTLINE:

I.    STARTING THE PROGRAM 5 minutes

III.  New Bookings 120 minutes
          a. ADDING A NEW BOOKING
             1. TAKING A PICTURE
             2. QUALITY CONTROL
          b. SEARCHING FOR MATCHES
             3. LINKING RECORDS
             4. UNLINKING RECORDS
          c. VIEWING RECORDS
          d. VIEWING MULTIPLE BOOKINGS
          e. EDITING AND DELETING RECORDS
          f. PRINTING INDIVIDUAL RECORDS

IV.   SEARCHING


45 MINUTES
          a. QUICK SEARCH

COUNTY/IWS Agreement, Page D-2


          b. ADVANCED SEARCH
          c. SAVING A SEARCH
          d. RUNNING AND EXISTING SEARCH
          e. DELETING AND EXISTING SEARCH
          f. PRINTING SEARCH RESULTS

V.    MUG BOOK


30 MINUTES


          a. SEARCHING FOR MUGSHOT
          b. SAVING A MUG BOOK
          c. VIEWING AN EXISTING MUG BOOK
          d. DELETING A MUG BOOK

VI.   PHOTO LINE-UP


40 MINUTES
          a. CREATING A PHOTO LINE-UP
          b. SAVING A PHOTO LINE-UP
          c. VIEWING AN EXISTING PHOTO LINE-UP
          d. DELETING AN EXISTING PHOTO LINE-UP
          e. PRINTING A PHOTO LINE-UP


SYSTEM ADMINISTRATOR TRAINING

          I.    SETTING UP PASSWORDS
          II.   DEFINING OPERATOR RIGHTS

COUNTY/IWS Agreement, Page D-3


          III.  BACKING UP THE SYSTEM
          IV.   ARCHIVING INFORMATION
          V.    SETTING MANDATORY FIELDS
          VI.   CUSTOMIZING DATA PICK LISTS

COUNTY/IWS Agreement, Page E-1


                      EXHIBIT E - SYSTEM ACCEPTANCE TESTING

E.1  SYSTEM ACCEPTANCE TESTING (SAT)

The SAT will take place after the installation of all hardware and software and IWS has certified the System installation completed and ready for testing. COUNTY will conduct the SAT. The SAT team will utilize all capture and display stations to capture live images and to make sufficient inquires of the system to measure its conformance and compatibility with the following:

E.1.1 Each capture station must capture, display, and print images in color and black and white.

E.1.2 Each investigative station must be able to display a minimum of 25 color full-face images at one time, display and print images in color and black and white.

E.1.3 Each investigative station must be able to access the database using name or booking number, and display the proper image and data within 15 seconds or less.

E.1.4 Each investigative station must be able to search the database using predetermined searchable fields or using advanced search.

E.1.5 Each investigative station must be able to generate and display photo line-ups. The line-ups must be able to be recalled by suspect name, or line-up identification number. The identification number must appear on every copy of the line-up that is generated and printed.

E.1.6 Each scanner must be able to scan photographs, books into the permanent database from which they can be displayed and printed from any investigative station.

E.1.7 The System's training mode must be accessible from any capture or investigative station and must not effect on-line data nor interfere with other stations on the system.

E.1.8 Standalone testing. The system must be tested to ensure booking images can be captured when the ImageWare server(s) are down.

E.1.9 The System must be able to seal, expunge, or delete any recorded image and associated data.

E.1.10 The System must automatically log it self off after 10 minutes of no operator use.

E.1.11 The system must be tested to ensure that facial composites can be created if this function is purchased by COUNTY.

COUNTY/IWS Agreement, Page E-2


E.1.12 The system must be tested to make sure that the facial recognition function is working for new images if purchased by COUNTY.

E.1.13 The System must allow for the interface to other Law Enforcement agencies that purchase the Crimes Capture System.

COUNTY/IWS Agreement, Page G-1


EXHIBIT G - SOFTWARE AND HARDWARE MAINTENANCE AGREEMENT


G.1       TERM.

G.1.1 Initial Term. The initial term of this Agreement shall commence on the date of Installation and shall extend for five (5) years.

G.1.2 Renewal Terms. This Agreement shall be renewed thereafter, automatically for successive one-year terms, but not more than ten
          (10) such terms unless COUNTY gives IWS ninety (90) days prior written notice of its intention not to renew this Agreement, provided however that IWS shall be entitled, beginning upon the commencement of the first such renewal term to increase the charges payable by COUNTY pursuant to paragraph G.3.

G.2       MAINTENANCE SERVICE TO BE PROVIDED.

G.2.1 GENERAL. During the initial term of this Agreement, and any renewal term thereof, IWS shall provide to COUNTY maintenance service with respect to the System consisting of (i) Preventive Maintenance as described in paragraph G.2.2, (ii) Remedial Maintenance as described in paragraph G.2.3, and (iii) Extra Services as described in paragraph G.2.4, all in accordance with and subject to the terms and conditions of this Agreement.

G.2.2 PREVENTIVE MAINTENANCE. Preventive Maintenance shall consist of all maintenance service, other than Excluded Services as defined in paragraph G.2.5, performed by IWS in accordance with a predetermined schedule and independently of any System Failure, for the purpose of maintaining the System in good working order. Preventive Maintenance, which shall require quarterly, semi annual, and annual maintenance work and shall be performed by IWS personnel on normal working days between the hours of 8:00 a.m. and 4:30 p.m. or as otherwise arranged. Pursuant to the provisions of the IWS's maintenance manual and in accordance with a schedule mutually acceptable to COUNTY and IWS, consistent with COUNTY'S operating requirements and the specific needs of the System as determined by IWS from time to time.

          For the purpose of this agreement, Normal Business Hours shall be from 8:00 a.m. to 4:30 p.m. on working days, i.e. Monday - Friday except holidays.

G.2.2.a QUARTERLY MAINTENANCE shall include, but not limited to, IWS's personnel performing a quality control check of the system to assure COUNTY that the system is performing at the prescribe standards for System functionality.

COUNTY/IWS Agreement, Page G-2


G.2.2.b SEMI ANNUAL MAINTENANCE shall include the Quarterly Maintenance in addition, but not limited to, a general cleaning of the system.

G.2.2.c Annual Maintenance shall include a thorough inspection, cleaning, hardware alignment, and general system check to preserve image and system performance quality.

G.2.3 REMEDIAL MAINTENANCE. Remedial Maintenance shall mean all maintenance, other than Excluded Services, reasonably required as a result of, and for the purpose of correcting, a System Failure. For purposes of this Agreement, System Failure shall mean any malfunction in the System that prevents or materially interferes with, the accomplishments of any or all of the System intended functions. Following any identification of any System Failure by COUNTY, and COUNTY's completion of the diagnostic checklist and procedures recommended by IWS in the User Documentation Set, COUNTY shall provide notification thereof to IWS.

          In the event of any software failure, IWS shall thereafter make a good faith effort to cause the appropriate software support person to respond to the COUNTY within 30 minutes of the notification with an update as to cause and/or possible solutions. Software support shall be available 24 hours per day 7 days each week including holidays regardless of the severity of the software failure.

          In the event of any hardware failure, IWS shall thereafter make a good faith effort to cause an authorized representative of IWS to arrive at the location where the System is installed no later than twenty-four (24) hours following INN'S's receipt of such notification. IWS shall from time to time advise COUNTY of the name(s) and location(s) of locally-based IWS personnel authorized to receive such notifications and IWS shall ensure that such personnel are available to COUNTY at all times that the System is scheduled by COUNTY to be in operation. Hardware support shall be available 7 days per week 24 hours per day for critical items as defined in PARAGRAPH G.2.3.1, and during normal work days and hours for non critical items as defined in PARAGRAPH G.2.3.2.

G.2.3.1 CRITICAL ITEMS: All IWS hardware associated with the Server, IWS supplied interfaces, and Capture Stations that prohibit the COUNTY from performing their day to day duties associated with the capture and storage of mug photo images shall be considered as CRITICAL ITEMS. The only hardware exception to this paragraph will be the printers.

G.2.3.2 NON CRITICAL ITEMS: All IWS supplied hardware items not mentioned in paragraph G.2.3.1 will be considered non critical items and shall be repaired during the IWS's normal work hours. This will include the printers associated

COUNTY/IWS Agreement, Page G-3


          with any capture station and display stations.

G.2.4 EXTRA SERVICES. Extra Services shall consist of any maintenance services with respect to the System, other than Preventive Maintenance and Remedial Maintenance, including without limitation, Excluded Services. IWS shall be under no firm obligation to perform any Extra Service but undertakes to make a good faith effort to render such services to the extent that it is capable of doing so without substantially interfering with its other obligations under this Agreement or its obligations to other customers. If so requested by COUNTY, IWS shall provide a written estimate of extra charges likely to be incurred or accrued as a result of the performance of such services, to the extent such services can be reasonably ascertained in advance.

G.2.5 EXCLUDED SERVICES. For the purpose of this Agreement Excluded Services shall be defined as; Any maintenance services necessary or appropriate in order to correct any System Failure, or potential failure, attributable in whole or in part to any of the following factors or any combination thereof.

G.2.5.1 Failure by COUNTY to provide or maintain a suitable installation environment as the System Site in accordance with the operations documentation, and any other reasonable requirements thereafter communicated in writing by IWS to COUNTY, including without limitation, any electrical power, air conditioning, or humidity control failure or changes to the environment of the System Site.

G.2.5.2 Use of supplies or materials not approved by IWS, or by the equipment manufacture.

G.2.5.3 Use or attempted use of the System for any purpose other than that for which it was acquired.

G.2.5.4 Alterations to the System (other than alterations installed by IWS or authorized in writing by IWS).

G.2.5.5 Connection of the System by mechanical or electrical means to any other machine, equipment or device (other than those installed by IWS or authorized in writing by IWS) other than normal network connections.

G.2.5.6 Removal, transportation or relocation of the System by any person other than IWS, unless authorized by IWS in writing.

G.2.5.7 Neglect or misuse of the System by COUNTY or any third party, except persons for which IWS is responsible under this Agreement.

COUNTY/IWS Agreement, Page G-4


G.2.5.8 Any other intentional or negligent damage to the System by the COUNTY or third party except for prospective customers of IWS for which IWS is responsible.

G.2.5.9 Any other failure by COUNTY to comply with its obligations under this agreement or the Purchase and License Agreement.

G.2.5.10 Any event of force majeure, or any other cause other than ordinary use, unless otherwise authorized in writing by IWS.

G.2.5.11 Any maintenance services to be performed on any software, hardware or other item not furnished by IWS to COUNTY or any other work external to the System by anyone other than IWS.

G.2.6 REPLACEMENT OR REPAIR. In performing Preventive Maintenance and Remedial Maintenance, IWS shall be entitled to exercise reasonable discretion in determining whether to replace or repair any malfunctioning item, provided, however, that any such replacement shall be of equal or better quality and, in the event of a malfunction of key circuit boards, to be specified by IWS, a replacement board will be provided pending completion of repairs on the defective board.

G.2.7 DIAGNOSTIC SOFTWARE. In order to facilitate rapid analysis of System Failure involving software, IWS will provide a trained staff, at their company location, capable of handling all software failures in an expedient manner. In addition they will have diagnostic software for the purpose of identifying the cause of any System Failure, temporarily patching around the problem if necessary or temporarily disabling the use of that software module so that the System can be returned to use for all other activities with only a minor degradation in operation.

G.2.8 OFF-SITE MAINTENANCE: Any maintenance services required to be performed under this Agreement which cannot, in IWS's reasonable judgment, be performed effectively at or near the System Site shall be performed at such other location(s) as IWS may determine, at no extra cost to Customer. However, a loaned part(s) from IWS's warehouse must be installed prior to the shipping of the item(s) being removed for maintenance.

G.2.9 LOG ENTRIES: COUNTY shall receive monthly or have access to all log entries with regards to system failures, and any other malfunctions, problems or defects in the System, in accordance with a format to be provided by IWS. Upon completion of each Preventive Maintenance task, Remedial Maintenance task, or Extra Service, IWS shall provide a written report to the COUNTY of the

COUNTY/IWS Agreement, Page G-5


          problem, resolve, and any equipment replaced. This shall be kept in a binder on site at each capture station and display station location.

G.2.10 NOTIFICATION: IWS shall notify COUNTY of all routine, scheduled, unscheduled, and non-routine maintenance completed to the system. This notification shall include the COUNTY'S reference number (if maintenance was a result of a problem call), IWS's reference number, point of contact for the maintenance and a description of the maintenance or correction. Notification will be provided to the person reporting the problem and/or COUNTY'S maintenance contact.

G.2.11 DOWN-TIME CREDIT: If IWS fails to respond to a request from the user resulting from the total failure of a Critical Item as defined in paragraph G.2.3.1, IWS may be assessed a downtime credit of $50.00 per hour for every hour thereof that the response time requirement is exceeded. Any credits resulting from excessive down-time shall be accounted for and resolved within thirty (30) calendar days from the date of being incurred. System downtime shall not include the time that the System is inoperable due to (i) Scheduled Preventative Maintenance, (ii) equipment cables, wires, programs or other items, not supplied by IWS, which are not rendered inoperable by the System provided by IWS, (iii) any event described in ARTICLE VII, LETTER D (FORCE MAJEURE) of the Agreement, (iv) COUNTY's negligence or knowing misuse of the System, equipment, cables, wires, programs, or other items, or any other act or omission of COUNTY or any third party (other than a prospective customer of IWS for which IWS is responsible under any other provisions of this Agreement) or (v) COUNTY's network failure or (vi) any travel time, and system and problem analysis time of up to one (1) hour for software support or six (6) hours for hardware support beginning when IWS has received notification of each separate and unrelated problem as distinguished from a recurring problem within a 24-hour period.

COUNTY/IWS Agreement, Page H-1


            EXHIBIT H - IWS LETTER REGARDING OUTSTANDING ISSUES IN
                              CONTRACT NEGOTIATIONS


June 3, 1999

Reference: Outstanding Issues


Julie Lingenfelter
Kitsap County Courthouse
Department of Administrative Services
614 Division Street, MS-7
Port Orchard, WA 98366

Dear Julie:

This letter is in response to the ongoing contractual and logistical issues concerning Kitsap County's purchase of ImageWare's Crime Capture System. Should the items in this letter be acceptable to the County, then this letter may be used as a binding Exhibit to the final contract.

DATABASE PLATFORM - ImageWare will install the Sybase version of CCS upon signing of the contract. Subsequently IWS will convert this platform to Oracle upon completion of the Oracle development at no charge for the County, this represents a discount of $5,000. At this time we estimate that the development of the Oracle product will be completed before the end of 1999. It is in our joint best interest that we are offering this free conversion in order to expedite contract negotiations and guarantee that final contract signing takes place in the month of June of 1999.

Kitsap County shall supply the required Oracle licenses at time of conversion to the Oracle platform.

HARDWARE - ImageWare agrees that Kitsap County will provide and maintain its own hardware, providing the hardware meets our minimum requirements. Kitsap County will drop ship this hardware to IWS facilities for initial configuration and installation. ImageWare will be responsible for shipping this hardware to its final destination for final installation. There will be a $3,000 fee (total) for testing our application software on the provided hardware.

PRICING - The attached pricing document, maintenance included, dated 6/2/99 is the current and officially updated price quote. This pricing document supercedes all previous price quotes from IWS to Kitsap Co.

INTERCONNECTS - If on-site configuration is needed for the Intergraph interconnects, Kitsap County is responsible for one IWS engineer's travel and lodging expenses. These

COUNTY/IWS Agreement, Page H-2


charges will not apply if the Intergraph system is ready for interface during our initial installation.

Thank you for your attention to these details. We are eager to begin a long term relationship with Kitsap County. Questions pertaining to this document may be directed towards myself, Robert Bannan or Carmen Errejon at 1-800-842-4299.


Sincerely,


Erik Carlgren
NW Sales Manager
ImageWare Software, Inc.

cc:  Robert Bannan, IWS

     Bill Ibbetson, IWS

COUNTY/IWS Agreement, Page I-1


             EXHIBIT I - IWS BID FOR KITSAP COUNTY SHERIFF'S OFFICE
                               DIGITAL MUG SYSTEM

                                    [LOGO]


                                 -- BID FOR --


                         KITSAP COUNTY SHERIFF'S OFFICE
                         ------------------------------
                               DIGITAL MUG SYSTEM


                                  ORIGINAL COPY
                                 April 1st, 1999


-------------------------------------------------------------------------------
10883 Thornmint Road,            Phone 619-673-8600            FAX 619-673-1770
San Diego, CA 92127
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1.  EXECUTIVE SUMMARY....................................................  3

    SYSTEM OVERVIEW......................................................  4

       CENTRAL SERVER....................................................  5

       CAPTURE STATIONS..................................................  6

       INVESTIGATIVE WORKSTATION.........................................  7

    HISTORY..............................................................  9

2.  TECHNICAL SPECIFICATIONS.............................................  9

3.  EXPERIENCE & REFERENCES.............................................. 20

    C.R.I.M.E.S. SUITE OF LAW ENFORCEMENT PRODUCTS....................... 20

       SUSPECT ID-REGISTERED TRADEMARK-.................................. 20

       CRIME LAB-REGISTERED TRADEMARK-................................... 20

       VEHICLE ID-TM-.................................................... 21

       FACE ID-TM-....................................................... 21

       CRIME CAPTURE SYSTEM-TM-.......................................... 21

       ARIZONA DEPARTMENT OF PUBLIC SAFETY............................... 22

       LOS ANGELES COUNTY, LAKEWOOD...................................... 27

       NEW YORK CITY POLICE DEPARTMENT................................... 30

       HENEPIN COUNTY SHERIFF'S OFFICE (MINNEAPOLIS)..................... 30

    IMAGEWARE EXPERIENCE & SUCCESS STORIES............................... 31

    OTHER NOTABLE BOOKING INSTALLATIONS.................................. 31

    IMAGEWARE EXECUTIVES................................................. 32

    KEY PROJECT STAFF.................................................... 33

    OTHER C.R.I.M.E.S. REFERENCES........................................ 39

4.0 WORKPLAN............................................................. 40

    PROJECT ORGANIZATION & STAFFING...................................... 40

    APPROACH TO PROJECT.................................................. 40

EXHIBIT A COST PROPOSAL.................................................. 42


EXHIBIT B MAINTENANCE & WARRANTIES....................................... 42

    PRODUCT AND CUSTOMER SUPPORT......................................... 42

    HARDWARE WARRANTIES.................................................. 42

    HARDWARE MAINTENANCE................................................. 42

    SOFTWARE WARRANTIES.................................................. 43

    SOURCE CODE.......................................................... 43

    SOFTWARE ON-GOING MAINTENANCE AND SUPPORT............................ 43

EXHIBIT C - TRAINING..................................................... 45

    CRIME CAPTURE SYSTEM TRAINING OUTLINE................................ 45

EXHIBIT D - SITE PLAN.................................................... 47



ImageWare Software, Inc.              2                   Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                         BID REQUEST                      04/01/99
Kitsap County                    Digital Mug SYSTEM


1.  EXECUTIVE SUMMARY
-------------------------------------------------------------------------------

ImageWare Software, Inc. (IWS) is very pleased to be able to offer the Crime Capture System-Registered Trademark- (CCS) digital booking system to Kitsap County Sheriffs Office. In addition to CCS, we are also offering additional investigative software at no cost.

ImageWare Software, Inc., a San Diego, California based company, is a leader and innovator in the emerging technology of PC-based digital imaging, with its primary focus on law enforcement software. It has recently been awarded a contract by the State of Arizona and is being praised for its performance. The Arizona Department of Public Safety enjoys a powerful network of photo and data information, no server down time to date. It seamlessly interfaces with several disparate systems and provides a smooth and synchronized data flow throughout. Very recently, in partnership with NEC and PRC/Litton, IWS was awarded the digital imaging contract for Las Vegas Metro PD.

One year ago, ImageWare acquired XImage Corporation, a San Jose, California based company also specializing in law enforcement software. XImage Corporation is a company strong in the installation and management of very large booking installations. The company has developed its products using Sun SPARC servers and workstations on a UNIX operating system. Its flagship installation is New York City Police Department as well as Henepin County MN (Minneapolis), Indianapolis PD and Portland Police Bureau. The NYC system, spans 76 precincts in 5 boroughs, including 100 capture stations and redundant central servers. XImage/ImageWare has a large customer support staff with 24 hours a day, 7 days a week availability.

ImageWare and XImage combined to form a company that is strong, technically proficient, and leading the way in the development of tools for the law enforcement industry. The skills of one company compliment those of the other. The strengths and experience of XImage will enable the new joint company to bypass many pitfalls, while enabling the introduction of new Windows based products based on the strengths and experience of ImageWare. The merger of these two companies, combined with the financial backing of
J. P. Morgan Financial ensures the highest quality products and services for many years to come.

CCS runs on the Microsoft Windows operating system, specifically Windows 95, 98 and Windows NT 4.0. We configure systems using all IBM components, ensuring our customers of state-of-the-art architecture, durability, and reliability. By teaming with IBM as a business partner, ImageWare can and does offer the highest quality PC products, systems software, and customer service available. PC platforms being used include multiple Pentium Pro processor servers, redundant servers, Xeon processors and Pentium II capture and investigative workstations. In many cases, current hardware can be utilized and hardware may be purchased off existing County contracts.


ImageWare Software, Inc.           3                    Phone 619-673-8600
10883 Thornmint Rd.                                       Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                         BID REQUEST                      04/01/99
Kitsap County                    Digital Mug System


IWS core products are Crime Capture System (CCS), and Face ID-Registered Trademark- (FID). CCS is a powerful flexible and easy to use digital booking, identification and retrieval system. Face ID-Registered Trademark- is a state-of-the-art facial recognition and retrieval program that is leading the way in the identification of arrestees and suspects. Face ID integrates with both ImageWare's and Ximage's booking systems, giving the company a very distinct and unique product line.

The proposed Crime Capture System (Digital Booking System) is one of five modules in a suite called C.R.I.M.E.S. The other modules are Suspect ID-Registered Trademark-, a photo-realistic composite program, Crime Lab-Registered Trademark-, a fundamental image enhancement and editing program, Vehicle ID-TM-, a photobased vehicle searching program, and Face ID-TM-.


SYSTEM OVERVIEW

The proposed Crime Capture System will include a powerful central mug and data server that interfaces with both the County's RMS and JMS. The system includes 2 capture stations and 2 investigative stations with the ability to add more as necessary. The entire system is fully Year 2000 compliant and meets all ANSI/NIST standards. The system is capable of transmitting standard NIST data packets to the State CIB. All requirements outlined will be met unless expressly noted.

Facial Recognition can also be added to the server at a later date, without the need to upgrade hardware or do costly conversions. Face ID-Registered Trademark- fully integrates with CCS and used in conjunction with the other C.R.I.M.E.S. modules, your agencies will have a very powerful and effective arsenal of tools to solve crime.

The proposal calls for a full integration between the new Intergraph RMS and JMS. The purpose of the first interface is to avoid duplicate entry of data. Typically this is accomplished via flat file transfer. Upon completion of a record within the RMS a flat text file is created and placed in a shared directory. CCS polls this directory and when a file is recognized, it is instantly imported into CCS and populates its fields. Any adds, edits or deletions are done with the RMS and carried through to CCS. Both databases stay synchronized at all times.

In addition, we will provide a custom API that will enable the RMS to display a photo upon a record query within the RMS. The exact definition of this API and interface is yet to be defined and further discussions are forthcoming with Intergraph. Also, there will be an interface that enables the JMS to display whether or not a photo has been associated with an individual.

The proposal also includes the conversion of the existing 60,000 images and data. These mugshots and data should be delivered to IWS prior to system installation. The database should be delivered on an agreed upon medium, with images in JPG individual files, the data file in comma delimited format, and a file layout included.


ImageWare Software, Inc.               4                 Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                     BID REQUEST                        04/01/99
Nissan County                 Digital Mug System


The system components will connect to the existing LAN network directly, with each agency or the county being responsible to provide LAN connections for the new equipment. The operating system for the central server will be Microsoft Windows NT 4.0, and Windows NT Workstation for each capture workstation. The protocol will be TCP/IP. All connections to either the network or additional devices will be industry standard connections.

Maintenance will be provided for the system 7 days a week, 24 hours a day, with 1 hour call back response, and 24 hour on-site response.

The C.R.I.M.E.S. suite of software is modular in design. It is possible to add, upgrade, or replace software modules in the system with relative ease. Modules included in the C.R.I.M.E.S. suite of software are Suspect ID, a photo-realistic composite program, Crime Lab, a sophisticated image enhancement and editing program, Vehicle ID , a photo-based program to help quickly identify vehicles, Crime Capture System, a flexible easy-to-use digital booking system, and Face ID, a state-of-the-art facial recognition and retrieval program.

The system will have the capability of interfacing with any other agency electronically either via the network or modem, and send and receive information from other cooperating criminal justice agencies as long as these agencies comply with NIST standards for mugshot and SMT image transmission.

The Crime Capture System does include a store and forward ability, that is transparent to the operator. The location capture station will display either Online or Off-line (to the central server), and if Off-line, will start accumulating data onto the local hard drive. When the network is again available, the records are forwarded to the central server without any operator intervention or downtime.

System security will make use of both operating system permissions as well as database software security. This will allow access to certain functions and data to be controlled by the system administrator. These privileges and permissions will be given and controlled by user login. There will be an administrative function available only to the system administrator, where these permissions and privileges are maintained.


CENTRAL SERVER

The central server system will consist of an IBM Netfinity 3000. A UPS will protect the system from power fluctuations and momentary outages. The system will have a redundant power supply. The server will be equipped with a modem and remote diagnostic software, allowing for quicker response and problem resolution. The server is a high performance 450 MHz Pentium II system, with a RAID V hot swap drive array. It is sized with today's performance and tomorrow's growth in mind. Installing a RAID V system allows the storage of business-critical data with confidence. The capture stations are high performance systems as well, taking into account that end user acceptance depends on system performance. The system also includes a


ImageWare Software, Inc.                 5                Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                     BID REQUEST                        04/01/99
Nissan County                 Digital Mug System


tape drive for back-ups and a CD ROM Drive. Data archive and backup can be accomplished online.

The central server wi11 not execute any client applications, meaning all searches, viewing, and printing or data from the mugshot database must be accomplished via either a capture or investigative station. Only the server portion of the ImageWare applications will execute from the central server systems.

The central server Crime Capture application software will have the ability to both receive and send photo mugshots using the NIST standard type 1, 2, and 10 records. The software will also send and receive the appropriate NIST message in acknowledgment of the receipt or transmittal.

The central server will have an archive function available to allow the off-loading of records, including images and demographic data, by date range and control number. It is sized for the conversion of the existing 60,000 images and an additional 80,000 images over the next 5 years.

The central server will log off any station that is presently logged in but has not had activity for some user defined time period (e.g. 5 minutes).

The central server's RAID storage system will implement a level 5 method, which provides a very high fault tolerant data storage system while not degrading performance. A separate hardware controller, the IBM ServeRAID II disk controller, will implement the RAID technology.


CAPTURE STATIONS

There will be two Capture Stations, each will consist of an IBM PC 300PL computer with Pentium II processor, 64 MB RAM and 6.4 GB of internal hard disk storage. Each capture station will be equipped with a CD ROM drive, 1.44 floppy disk drive, 17" monitor and keyboard. The system will include a network interface card. The camera subsystem will also be included, with the capture card installed inside the PC housing, and the camera connected to the capture card. The camera and capture card will meet or exceed all NIST standards for the collection of mugshot photos. The camera will have remote pan and tilt capability.

Software included with the capture station will allow for the live video viewing of the arrestee, with the ability to capture a still image of the arrestee from this on-screen viewing.

The mug photo database can be searched using the arrestee's demographic information, for example, last name and date of birth, to find other records for this arrestee. If and when Face ID is added, the operator will also be able to compare a new arrestee's photo with those previously stored in the mug photo database strictly by facial characteristics. This feature eliminates both aliases and duplicate images.


ImageWare Software, Inc.                 6                Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                     BID REQUEST                        04/01/99
Nissan County                 Digital Mug System


Each capture station will have the ability to store both images and associated demographic data locally if the network connection is unavailable. When the network is restored and the central server database is accessible, those locally stored records will be transmitted to the central server.

The software will allow for a flag to be associated with each booking at the time the mug photo is taken, with those flags being user definable including arrests, juveniles, etc. All such flags necessary for the ENTITY operations must be designated during the specifications gathering phase.

The software will allow the operator to view the captured image and either reject or accept it at that time. The system will accept an unlimited number of photos per booking record.

All images taken for a particular booking will be associated with a specific file, or record, and will store the date and time it was recorded. Other booking records may be linked to this booking if this is a repeat offender.

The input of demographic, or descriptive data will be available from user-maintained lists, organized in any order the customer chooses. The user will also be able to input free form text comments, including unusual characteristics. All these descriptive data fields will be searchable.
Initial data will be populated via RMS interface. There will be a synchronous data system with a smooth data flow and no duplicate entry. All creates, edits or deletions in the RMS will be carried throughout the system.

Photos captured can be multiple views of the arrestee, and photos of all scars, marks, and tattoos (SMT). Property, Evidence and Crime Scene photographs can also be attached to each record. All photos taken will be linked to the booking record. This record can be found in multiple ways; searching by demographic data, using a photo and searching with Face ID, or accessing the records by the booking number or other identifying numbers.

The location of the scar, mark, or tattoo on the body will be chosen from a user-maintained list of choices. There will be a description field for each SMT, where any words on the tattoo can be entered as free form text information, and other descriptive information about the SMT can be entered. Whether a photo of the SMT is taken or not, the description of the SMT can be entered.


INVESTIGATIVE WORKSTATION

The proposal includes software for 2 investigative workstations. Searches may be accomplished using NCIC standard demographic codes, from user maintained tables.

The software will create photo line-ups with a specified amount of images. The Crime Capture System will retrieve and display the images of all subjects with characteristics that match, or substantially match, those of the line-up subject. The user will be able to select or reject from the


ImageWare Software, Inc.                 7                Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                     BID REQUEST                        04/01/99
Nissan County                 Digital Mug System


images retrieved, that together with the subject's constitute the line-up. The line-up will be random ordered, and may be saved for future retrieval. These photo line-ups are also printable. In addition, the investigative workstations provide the following features:

     - Portions of an image may be 'roped' for enlargement for viewing purposes.
     - The print function is available for any image with its associated demographic data.
     - The search function includes very flexible ad hoc inquiries, including many boolean logic functions, including AND, OR, GREATER THAN, LESS THAN, EQUAL TO, etc.
     - Each agency will be able to search the database and obtain information about the total number of bookings by date, by officer ID, by charge code, etc.
     - Any text fields entered into a booking record will be searchable, including any comment fields.
     -    Fields describing SMT data will be searchable.
     -    Images of SMT are printable, either color or black and white.
     - The search software will process hyphenated and/or multiple last, first, and middle names correctly.
     - The search software will use 'soundex' to find similar named individuals.

     Investigative workstations will have the ability to scan photos into the system, import them, and link them with booking records. For example, crime scene photos can be imported into booking records, as well as weapons photos, vehicle photos, residence photos, year book photos, etc.


ImageWare Software, Inc.                 8                Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                     BID REQUEST                          04/01/99
Kitsap County                 Digital Mug System


HISTORY

Incorporated in 1987, ImageWare initially focused on the entertainment industry. The company's patented imaging technology was first used in photo imaging kiosks at theme parks and tourist attractions in the U.S., Canada, Mexico, Japan and the United Kingdom. The kiosks produced People Postcards!-Registered Trademark-by superimposing customers' images onto amusing or picturesque backgrounds.

At the 1992 COMDEX Show, ImageWare introduced its first retail product, ImageWizard-Registered Trademark- At the show, the revolutionary image manipulation and processing program was nominated one of the "Best New Software Programs" of the year. ImageWizard was the first application to incorporate multiple image objects for fast and easy image enhancement and editing. In early 1994, ImageWare released a companion program to ImageWizard called MorphWizard-Registered Trademark-. A powerful morphing application, MorphWizard allows users to manipulate and force transformations between multiple images. Both ImageWizard and MorphWizard sold domestically and in Japan through Canon Sales Co.

Concurrent with the release of MorphWizard, ImageWare shifted its focus from the entertainment and retail markets to the institutional law enforcement arena. The C.R.I.M.E.S. (Crime Reduction, Image Management and Enhancement System), software suite was unveiled in October 1994.

Since 1994, ImageWare has placed software in over 650 law enforcement agencies around the country and internationally. Currently, there are over 100 departments using either XImage or ImageWare mug photo systems, with more coming on-line every day.


2.   TECHNICAL SPECIFICATIONS
------------------------------------------------------------------------------
     (IWS ANSWERS IN BOLD/ITALICS)

1.   The base system is in production for at least one customer site.        Y

2.   The system can be live in production prior to 1/1/2000.                 Y

3.   The system is fully operational and functional for all system dates
     prior to, on, and after 1/1/2000.                                       Y

4.   Source code for the current and all future releases of the source code will be provided to the County or deposited into a third-party
     escrow account.                                                         Y

5.   Utilize one of the following industry-standard Database Management
     Systems: Oracle, Informix or SQL Server.                                Y


ImageWare Software, Inc.               9                    Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127


CONFIDENTIAL                      BID REQUEST                         04/01/99
Kitsap County                Digital Mug System


     CURRENTLY CCS IS AVAILABLE ON SYBASE OR SQL DATABASE SYSTEMS. AN
     ORACLE SOLUTION MAY BE AVAILABLE IN THE SUMMER OF 1999, HOWEVER,
     A DECISION ON IT'S AVAILABILITY CANNOT BE MADE UNTIL LATE APRIL
     OF 1999.

6.   Utilize standard Microsoft Windows style client GUI interface.          Y

7.   Allow a user to have many windows within the Mug Shot system open on the desktop at once, including search results, lineups, details about
     an individual, details about an incident, etc.                          Y

8.   Allow multiple users to perform add, inquiry and update tasks
     simultaneously (not in same record).                                    Y

9.   Allow system access to specifically defined users only.                 Y

10.  Assign record access permissions at the following
     levels for a specific user:
        a. Inquiry capability                                                Y
        b. Add capability                                                    Y
        c. Modify capability                                                 Y
        d. One-at-a-time delete capability                                   Y
        e. Mass purge capability                                             Y
        f. Print capability                                                  Y

11.  Assign record permissions on the basis of the category of record,
     ie., a user might be able to modify booking data, but not data
     related to crime investigations.                                        Y

     PERMISSIONS ARE DEFINED IN FOUR MAIN CATEGORIES: CREATE, EDIT,
     APPEND, AND VIEW. CREATE ALLOWS THE USER TO CREATE A NEW
     RECORD. EDIT ALLOWS THE USER TO EDIT ANY AND EVERY FIELD IN AN
     ALREADY CREATED RECORD. APPEND ALLOWS THE USER TO ADD TO AN
     EXISTING RECORD, BUT NOT EDIT DATA THAT HAS BEEN ENTERED
     PREVIOUSLY. VIEW ALLOWS THE USER TO VIEW ALL PORTIONS OF THE
     RECORD BUT NOT EDIT OR CREATE.

12.  Restrict access to juvenile records.                                    Y

13.  Restrict access to specific user-defined "sensitive" records,
     such as photos and data related to investigations.                      N

     CURRENTY, THE ANSWER IS NO, HOWEVER, THIS IS A PLANNED UPDATE
     TO EXISTING SYSTEMS.

14.  System response time for retrieval and update no longer then
     3 seconds. (The County will have CAT 5 wiring in place in 1999.
     There is switch 10 Mbit to the desktop.)                                Y

15.  Organize all information for a particular individual under a single
     master record.                                                          Y


ImageWare Software, Inc.               10                   Phone 619-673-8600
10883 Thornmint Rd.                                           Pax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                         BID REQUEST                      04/01/99
Kitsap County                     Digital Mug System


16. Associate the following to the photo:

                                       Pick List    Exact Match    Partial Key
a.  Name                                                 Y                   Y
------------------------------------------------------------------------------
b.  Aliases                                              Y                   Y
------------------------------------------------------------------------------
c.  Next of Kin, Address & Phone
------------------------------------------------------------------------------
d.  Residential Address & Phone            Y             Y                   Y
------------------------------------------------------------------------------
e.  Business Address & Phone
------------------------------------------------------------------------------
f.  Date of Birth                          Y             Y                   Y
------------------------------------------------------------------------------
g.  Place of Birth                                       Y
------------------------------------------------------------------------------
h.  Citizenship                                          Y
------------------------------------------------------------------------------
i.  Age                                    Y             Y                   Y
------------------------------------------------------------------------------
j.  Height                                 Y             Y                   Y
------------------------------------------------------------------------------
k.  Weight                                 Y             Y                   Y
------------------------------------------------------------------------------
l.  Sex                                    Y             Y                   Y
------------------------------------------------------------------------------
m.  Build
------------------------------------------------------------------------------
n.  Race                                   Y             Y                   Y
------------------------------------------------------------------------------
o.  Apparent Race
------------------------------------------------------------------------------
p.  Complexion                             Y             Y
------------------------------------------------------------------------------
q.  Eye Color                              Y             Y
------------------------------------------------------------------------------
r.  Eye Defects
------------------------------------------------------------------------------
s.  Deafness
------------------------------------------------------------------------------
t.  Hair Color                             Y             Y
------------------------------------------------------------------------------
u.  Hair Characteristics                   Y             Y
------------------------------------------------------------------------------
v.  Facial Abnormalities                   Y             Y
------------------------------------------------------------------------------
w.  Facial Hair Features                   Y             Y
------------------------------------------------------------------------------
x.  Teeth Characteristics
------------------------------------------------------------------------------
y.  Wears glasses?                         Y             Y
------------------------------------------------------------------------------
z.  Scars, Marks & Tattoos                 Y             Y                   Y
------------------------------------------------------------------------------
aa. Pierced Ears                           Y             Y
------------------------------------------------------------------------------
bb. Body Piercings                         Y             Y
------------------------------------------------------------------------------
cc. Left or Right Handed
------------------------------------------------------------------------------
dd. Speech Abnormalities                   Y             Y
------------------------------------------------------------------------------
ee. Disabilities
------------------------------------------------------------------------------
ff. Physical Traits
------------------------------------------------------------------------------
gg  Physical Health Concerns
------------------------------------------------------------------------------
hh. Mental Health Concerns
------------------------------------------------------------------------------
ii. Marital Status
------------------------------------------------------------------------------
jj. Occupation
------------------------------------------------------------------------------
kk. Employer
------------------------------------------------------------------------------
ll. Gang Affiliation                       Y             Y
------------------------------------------------------------------------------
mm. Juvenile Status                        Y             Y
------------------------------------------------------------------------------
nn. Registered Sex Offender Status         Y             Y
------------------------------------------------------------------------------
00. Drivers License Number                 Y             Y
------------------------------------------------------------------------------
pp. State Drivers License Issued           Y             Y


ImageWare Software, Inc.               11                   Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127


CONFIDENTIAL                         BID REQUEST                      04/01/99
Kitsap County                     Digital Mug System


qq. Drivers License Expiration Year        Y             Y
------------------------------------------------------------------------------
rr. Inmate Booking Number                  Y             Y                   Y
------------------------------------------------------------------------------
ss. Arrest Number                          Y             Y
------------------------------------------------------------------------------
tt. Criminal Master Number                 Y             Y
------------------------------------------------------------------------------
uu. Social Security Number                 Y             Y
------------------------------------------------------------------------------
    Washington State Process Control       Y             Y
------------------------------------------------------------------------------
vv. Number (PCN)                           Y             Y
------------------------------------------------------------------------------
ww. Washington State Identification (SID)  Y             Y
------------------------------------------------------------------------------
xx. Miscellaneous ID Number                Y             Y
------------------------------------------------------------------------------
yy. Federal Bureau Number                  Y             Y
------------------------------------------------------------------------------
zz. Incident Report Number                 Y             Y

17. Provide "soundex" search capability for the following fields, where a value can be retrieved based on the way it sounds rather than by the actual spelling:
                    a. Name                                                  Y
                    b. Aliases                                               Y
                    c. Next of kin                                           N
                    d. Street names                                          Y

18. Allow search parameters on the user's search window to be combined, for
    example, to search a given first name AND race and a certain tattoo.     Y

19. Allow search results to be saved for later review.                       Y

20. Include a count of the number of records that match the query criteria
    along with the search results.                                           Y

21. Allow ranges of search criteria to be specified on the user's search window, for example, to search a given age range and height range AND
    weight range.                                                            Y

22. Allow default range preferences to be configured so that a user can enter a specific height and weight, and the system will automatically search a height range "-plus or minus" a specific number of inches,
    and a weight range "plus or minus" a specific number of pounds.          N

    THE DEFAULT TOLERANCE IS ZERO.

23. At the time of a new booking, the booking officer can select a previous booking for the current inmate and the system will automatically carry that information over into the new booking, in order to avoid re-entering characteristics that have already been entered before. Then the booking officer can make any modifications
    that are necessary for the new booking.                                  N

    CURRENTLY NO. ALL RECORDS WILL BE GENERATED FROM WITHIN THE RMS HOWEVER
    AND WILL POPULATE CCS FIELD. THERE SHOULDN'T BE ANY DUPLICATE ENTRY IN
    THAT SENSE.

24. Takes front and side photographs.                                        Y

25. Live images may be captured and previewed on the screen before taking
    the photograph.                                                          Y


ImageWare Software, Inc.               12                   Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127


CONFIDENTIAL                         BID REQUEST                      04/01/99
Kitsap County                     Digital Mug System


26. Image replacement is immediate if necessary.                             Y

27. Accept and catalog scanned mug shot photographs.                         Y

28. Accept and catalog scanned photographs of crime scenes, evidence,
    graffiti, etc.                                                           Y

29. Accept and catalog photos from a digital camera.                         Y

30. Provide capability to display just photo, or photo and data.             Y

31. Provide image enhancement capabilities, adding to or taking away
    from the image.                                                          Y

    IWS IS PROVIDING A FREE COPY OF CRIME LAB SOFTWARE THAT WILL PROVIDE
    THIS CAPABILITY

32. Display more than one image at one time on the screen.                   Y

33. Display ALL the photos for a person at the same time.                    Y

34. Produce automatic lineups using all photos that match given
    search criteria.                                                         Y

35. Produce custom lineups by selecting photos one-at-a-time, retrieved
    individually by name, physical characteristic, etc.                      Y

36. Allow an unlimited number of photos in a lineup.                         Y

37. Allow lineups to be created by dragging photos retrieved by various
    searches in various windows, into the current lineup window.             Y

38. Allow user to return to results of original search after selecting
    candidates for a line-up.                                                Y

39. Allow photos in a lineup to be deleted, re-arranged, and added,
    without starting over.                                                   Y

40. Allow photos in a lineup to be moved to any position in the lineup
    simply by dragging them into place.                                      Y

41. Provide a way for the photos in a lineup to be randomly re-arranged.     Y

42. Display detail information about a photo in a lineup by clicking on it.  Y

43. Allow multiple lineups to be saved with a criminal's record.             Y

44. Allow multiple lineups to be saved by incident, if there is no suspect.  Y

45. Provide a function that will allow witness viewing of a lineup on-line,
    without identifying information.                                         Y

46. Allow a witness to step through a line-up, going forward and
    backward, at their own discretion.                                       N

    CURRENTLY THIS IS NOT A FEATURE OF CCS, HOWEVER IT IS A PLANNED FREE UPDATE.


ImageWare Software, Inc.               13                   Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127


CONFIDENTIAL                         BID REQUEST                      04/01/99
Kitsap County                     Digital Mug System


47. Capture each action a witness takes to review the lineup, so that
    the viewing can be recreated by the system later on.                     N

    THE AUDIT TRAIL SAVES THE FACT THAT A LINEUP WAS CREATED, BY WHOM
    AND WHEN, BUT IT DOES NOT SAVE THE PROCESS THAT IT TOOK TO CREATE
    THE LINE-UP. THE USER CAN ALSO SAVE THE LINEUP ITSELF.

48. Allow a witness to enter some response and/or comments to the photos
    that's saved by the system.                                              N

49. Allow the option of a witness eliminating photos from a lineup viewing
    session.                                                                 Y

50. Provide security so that a witness viewing a line-up cannot access the
    rest of the system.                                                      Y

51. Supply the following canned outputs:

             a. Booking report                            STANDARD
             b. Transport form                           SEE BELOW
             c. Front profile                             STANDARD
             d. Front/front profile                       STANDARD
             e. Subject profile                           STANDARD
             f. Wanted poster                             STANDARD
             g. Sex Offender form                        SEE BELOW
             h. Sex Offender bulletin                    SEE BELOW
             i. Sex Offender registration                SEE BELOW
             j. Employee ID cards                         STANDARD

    CURRENTLY, CCS SHIPS WITH 7 STANDARD PRINT FORMATS. MINOR CHANGES
    MAY BE MADE TO THESE FORMATS AT NO CHARGE. IF ADDITIONAL FORMATS
    ARE REQUIRED, IWS WILL CREATE THEM FOR $500 EACH. IF IT IS JUST A
    CHANGE TO ONE OF THE 7 STANDARD FORMATS THEN IT WILL COST $250
    MAXIMUM. THIS PROPOSAL ALSO INCLUDES AN ADDITIONAL 4 PRINT FORMATS
    AS OUTLINED IN EXHIBIT A.

52. Provide an audit trail of each instance of a printed Booking report.     Y

53. Allow option to select photo "with" or "without" glasses for the
    Booking report.                                                          N

    CURRENTLY THIS IS NOT A FEATURE OF CCS, HOWEVER, IT IS A PLANNED
    NO COST UPDATE.

54. Print lineups, giving the user the option of number of photos per page.  N

    CURRENTLY CCS CREATES LINE-UPS WITH 6 PHOTOS. IT IS PLANNED THAT
    THE USER WILL BE ABLE TO CREATE USER SPECIFIED PHOTO NUMBER LINEUPS.

55. Print lineups, giving the user the option of what name and/or
    description information to print with the photos, if any.                Y

56. Allow user to easily create ad hoc reports on demand, selecting specific data elements, and displaying and summarizing them as desired. Y

57. Allow user to view report via print preview capability prior to
    printing canned or ad-hoc reports.                                       Y


ImageWare Software, Inc.               14                   Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127


CONFIDENTIAL                         BID REQUEST                      04/01/99
Kitsap County                     Digital Mug System


58. Ability to request print from one location and print in another.         Y

59. Print to industry standard black a white and color printers on
    industry standard copier paper.                                          Y

60. Provide the ability to easily download text and image data from the
    Mug Shot system to Microsoft Office software.                            N

    CCS CURRENTLY EXPORTS STANDARD JPG PHOTOS. CCS HAS THE CAPABILITY OF
    EXPORTING TEXT HOWEVER, IT IS NOT A STANDARD FEATURE.

61. Provide the ability to export a JPEG-formatted image for easy import
    into an Internet web page.                                               Y

62. Provide easy review and deletion of prior, old, similar-looking booking photos for a criminal, assuming the user has appropriate
    security.                                                                Y

63. Allow the results of any search query to be turned into a purge
    process, assuming the user has appropriate security.                     Y

64. Provide an audit trail that can be viewed or printed of who created
    and last modified every record, along with date & time stamps.           Y

65. Provide an audit trail that can be viewed or printed of who created
    and last modified every lineup, along with date & time stamps.           Y

66. Provide a mechanism such as data base logging that will allow full recovery of user data between the time of system failure and the last
    system backup.                                                           Y

67. Permit booking from the local workstation during a network/server
    failure, then update the server later when normal service resumes.       Y

68. Photo images may be transmitted by dial-up modem or wide area network.   Y

69. Photo images may be attached to an e-mail message. (Novell
    Groupwise 5.2)                                                           Y

70. Photo images may be faxed directly from the workstation.
    (Cheyenne FAXserve 5.0)                                                  Y

71. Provide an on-line help facility easily accessible from within the client software V-/ that allows the user to get information about
    the screen or features currently in use.                                 Y

72. Provide at least one copy of the following System Documentation:
         a.  An overview of the system.
         b. A description of the controls and security designed into the system.
         c. A description of the hardware and software requirements for processing.

    SEE EXECUTIVE SUMMARY

73. Provide two copies of the following User Documentation:
         a.   An overview of the system.



ImageWare Software, Inc.               15                   Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

         CONFIDENTIAL                    BID REQUEST                   04/01/99
         Kitsap County                Digital Mug System


                        SEE EXECUTIVE SUMMARY

         b. A description of the controls and security designed into the system.

                        SEE EXECUTIVE SUMMARY

         C.   Samples of all screens.

                        INCLUDED WITH PROPOSAL

         d.   Samples of all reports.

                        THE COUNTY HAS IN POSSESION A SAMPLE OF ALL CCS REPORTS

         e.   Instructions for logging on and off.

    ALL IWS SOFTWARE IS PASSWORD PROTECTED. SIMPLY ENTER USER ID AND PASSWORD AND THE USER WILL HAVE AUTHORIZATION RIGHTS BASED ON WHAT THE SYSTEM ADMINISTRATOR HAS ASSIGNED.

         f.   Instructions for data entry.

    MOST OF THE ORIGINAL DATA WILL BE TRANSFERRED FROM THE RMS. ADDITIONAL DATA IS SIMPLY TYPED IN. DROP DOWN MENUS AND TABS ARE USED TO MENUEVER AROUND THE SYSTEM.

         g.   A list of error messages and solutions.

    IT IS NOT POSSIBLE TO PROVIDE A LIST OF ERROR MESSAGES, HOWEVER THEY ARE A FEATURE OF CCS.

         h.   Recovery procedures if an on-line session is interrupted.

74. Convert the estimated 60,000 name records and 165,000 images in the current database. PLEASE ITEMIZE THIS COST SEPARATELY ON THE QUOTE.

    SEE EXHIBIT A

75. Provide an interface to the County's JMS/RMS. PLEASE ITEMIZE THESE COSTS SEPARATELY ON THE QUOTE.

a. Provide a link to the County's JMS system to eliminate duplicate entry of an ininate's name, date of birth, physical characteristics, etc. into both the JMS and Mug Shot system. A booking officer would enter the information into one of the systems and it would be automatically loaded into the other. The County has no preference as to whether the JMS feeds the Mug Shot system, or vice versa.

    SEE EXECUTIVE SUMMARY AND EXHIBIT A

b. Provide a link to the County's RMS system to allow a photo image to be retrieved and displayed from within the RMS.

    SEE EXECUTIVE SUMMARY AND EXHIBIT A

ImageWareSoftware, Inc                 16                    Phone 619-673-8600
10883 Thornmint Rd.                                            Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                        BID REQUEST                  04/01/99
Kitsap County                    Digital Mug System

c. Provide a link to the County's JMS system that would update the "mug taken" indicator and "mug taken" date in the JMS.

    SEE EXECUTIVE SUMMARY AND EXHIBIT A

d. Allow local police agencies sharing the County's RMS system to also benefit from the increased functionality due to the interface with the Mug Shot system.

    LOCAL AGENCIES WILL BE ABLE TO TAKE FULL ADVANTAGE OF ALL INTERFACES. IN ADDITION, THEY CAN SIMPLY PURCHASE CCS INVESTIGATIVE SOFTWARE IN ORDER TO COMPLETELY SEARCH ALL RECORDS.

76. Allow the Mug Shot system to be accessible from remote sites via the County's existing T1WAN, with system response at a level acceptable in common business applications. Please include a comment discussing the vendor's experience running from remote sites over T1 and what level of performance can be expected.

    ANYONE ON THE NETWORK MAY ACCESS CCS IMAGES AND DATA. CCS INVESTIGATIVE SOFTWARE RUNS ON STANDARD PC PLATFORMS. CCS SOFTWARE MAY BE PURCHASED AT ANY TIME AS OUTLINED IN EXHIBIT A.

77. Include the following minimum system configuration:
    a.   A file server, OS & DBMS

    OUR SOLUTION INCLUDES AN IBM NETFINITY SERVER RUNNING WINDOWS NT 4.0 AND EITHER SQL SERVER OR ORACLE DATABASE MANAGEMENT SOFTWARE.

    b. A camera with auto focus, and instant retake capabilities and any required camera mount and lighting

    THE CAMERA SUB-SYSTEM MEETS ALL OF THESE REQUIREMENTS AS WELL AS ANSI/NIST STANDARDS.

c.  Licensing for one workstation with image capture and scanning capabilities

    THIS REQUIREMENT WILL BE MET. SEE EXHIBIT A

d. Licensing for two workstations with image viewing and reporting capabilities. One of the workstations will be located at the Silverdale Precinct Office, currently connected to the County's WAN via a T1 link.

    THIS REQUIREMENT WILL BE MET. SEE EXHIBIT A

78. Include the following system configuration OPTIONS: PLEASE ITEMIZE THESE COSTS SEPARATELY ON THE QUOTE:

    a. Licensing for one additional workstation with image capture capabilities in the Adult Correctional Facility.
    b. Licensing for one additional workstation with image capture capabilities in the Juvenile Detention Facility, currently connected to the County's WAN via a T I link.
    C. Licensing for 1-19 additional workstations with image viewing and reporting capabilities. One of the workstations would be located at the Silverdale Precinct Office and one at the Kingston Substation, both currently connected to the County's WAN via a T I link.

ImageWare Software, Inc                 17                  Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                        BID REQUEST                    04/01/99
Kitsap County                   Digital Mug System

    d. Licensing for 1-6 additional workstations with image capture capabilities for local city and tribal police agencies at various remote locations throughout the county, all assuming a connection to the County WAN via a T I link.
    e. In lieu of the local agencies having capture capability, include licensing for 1-6 additional workstations with image viewing and reporting capabilities only for the local police agencies.

    ALL PRICING IS INCLUDED IN EXHIBIT A

79.  If a non-proprietary file server is proposed, include the following:
     a. COMPAQ hardware
     b. RAID 5 drive array
     c. Redundant power supplies
     d. UPS
     e. Redundant NICs

    IWS TYPICALLY SPECIFIES IBM HARDWARE AS IT IS WHAT WE DEVELOP ON, TEST ON AND TRUST. DIFFERENT MANUFACTURERS MAY BE UTILIZED PROVIDED THEY MEET OUR REQUIREMENTS.

80. If a Local Area Network is proposed, incorporate an Ethernet 10/100BASE-T topology.

    THIS REQUIREMENT WILL BE MET.

81. If the Novell Netware operating system is proposed, it must run Version 4.11 or above.

    N/A

82. If the Windows-NT Netware operating system is proposed, it must run Version 4.0 or above.

    THIS REQUIREMENT WILL BE MET.

83. Include enough disc space to retain the estimated 165,000 images and 60,000 name records currently in the database, plus an equal number of images and name records anticipated in the next five years.

    THIS REQUIREMENT WILL BE MET.

84. The Image equipment must be according to the Cal-Photo and JPEG Standards/Joint Photographic Experts Group, for compression ratio, algorithms and image quality.

    THIS REQUIREMENT WILL BE MET.

85. Provide a mechanism that will backup the entire system while users are fully functional on the system.

    THIS REQUIREMENT WILL BE MET.

86. Include the recommended technical specifications for the following industry standard equipment compatible with the system:
    a.   Image capture and scanning workstation
    b.   Image viewing and reporting workstation
    c.   Color printer for lineups with standard paper
    d.   Black & white printer for reports

ImageWare Software, Inc                  18             Phone 619-673-8600
10883 Thornmint Rd.                                       Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                          BID REQUEST                 04/01/99
Kitsap County                    Digital Mug System

    e.   Photo quality printer with finishing
    f.   Scanner
    g.   Digital camera

    RECOMMENDED HARDWARE SPECIFICATIONS CAN BE FOUND WITHIN THE COST PROPOSAL (EXHIBIT A) ANY PRINTER THAT HAS AN NT PRINT DRIVER MAY BE UTILIZED. THE QUALITY OF PRINTER IS DEPENDENT ON THE COUNTY'S NEEDS. IMAGEWARE SELLS A WIDE RANGE OF PRINTERS FROM INKJET TO DYE-SUB. ANY PERIPHERAL THAT IS TWAIN COMPLIANT MAY BE UTILIZED. THE QUALITY OF THE PRINTERS AND SCANNERS SHOULD BE DISCUSSED FURTHER.


ImageWare Software, Inc                 19                  Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                        BID R-EQUEST                    04/01/99
Kitsap County                    Digital Mug System


3. EXPERIENCE & REFERENCES

ImageWare Software, Inc. has proven its ability to successfully complete projects of the size and magnitude as the Kitsap County system, with the state-wide implementation in the state of Arizona. ImageWare is committed to the law enforcement industry, and to providing tools for the quick resolution of crime. This is evident by the development of the C.R.I.M.E.S.-Registered Trademark- suite of modules. C.R.I.M.E.S. is designed to be a tool kit of software for law enforcement to use in the quick, effective, and safe resolution of crime cases.

C.R.I.M.E.S. SUITE OF LAW ENFORCEMENT PRODUCTS

         C.R.I.M.E.S. is a modular family of affordable, easy-to-use software applications that aid law enforcement with the criminal investigative process. Currently there are five Windows-TM- based C.R.I.M.E.S. modules; Suspect ID, Crime Lab, Vehicle ID, Face ID and the Crime Capture System. Over the next two years, ImageWare plans to add additional modules to the C.R.I.M.E.S. software family. Included will be videotape enhancement, face aging, crime scene diagramming, forgery analysis and evidence storage. The multiple module system is fully integrated so information entered into one module is reflected in all others, thus eliminating the time and expense required to interface programs designed by different software companies.

SUSPECT ID-Registered Trademark-
         Suspect ID is the composite module of the C.R.I.M.E.S. software family. Using an online cognitive interview process, officers, witnesses and victims can accurately create full color, photo-realistic suspect composites within minutes. The digital composites are constructed from catalogs of facial features. The catalogs are comprised of actual photographs, not hand drawn sketches, so composites from Suspect ID look like people, not like pencil sketches.

         The Suspect ID module was designed specifically for use by law enforcement agencies. Even officers with little or no computer knowledge or artistic talent can complete a suspect composite simply by pointing and clicking with a mouse. Suspect ID is a standard PC-based software application that can be installed on a laptop computer and taken into the field, allowing officers to conduct interviews before the witnesses' and victims' memories fade. For rapid identification, officers can distribute completed composites within minutes via radio, fax or e-mail.

CRIME LAB-Registered Trademark-
         The second module of the C.R.I.M.E.S. family, Crime Lab, is a sophisticated image enhancement and editing program used to fulfill a host of investigative imaging needs such as updating old photos, creating non-prejudicial line-ups, removing distracting backgrounds and enhancing surveillance videos.


ImageWare Software, Inc                20                 Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                              BID REQUEST               04/01/99
Kitsap County                          Digital Mug System

VEHICLE ID-TM-
         Vehicle ID is a revolutionary photo-based software program that helps officers quickly identify and disseminate vehicle information for the purpose of locating a stolen car or a vehicle involved in a crime. Vehicle ID's comprehensive database of over 1,000 vehicles can be searched by features, description, or VIN (Vehicle Identification Number). To ensure a more accurate identification, vehicles matching the query description can be viewed from front, rear, side or three quarter angles. The program also includes a custom paint shop for depicting the exact color of the vehicle. A color copy of the suspect vehicle can then be produced and immediately broadcast, printed or faxed to officers in the field to quickly apprehend suspected criminals.

         Information from NICB's (National Insurance Crime Bureau) VINassist-TM-program has been incorporated into Vehicle ID, enabling officers to obtain images of vehicles based on VIN translation codes. This feature helps officers identify stolen vehicles in cases of switched VINs.

FACE ID-TM-
         Face ID is a state-of-the-art facial recognition and retrieval program that helps officers positively identify both unknown suspects and criminals with multiple aliases. Suspect images that have been captured on a surveillance video, suspect composite or photograph can be searched against any digital database of faces. This powerful investigative tool can also be used at the time of booking to immediately identify criminals with multiple aliases. In addition, the program's face averaging capability allows a witness to search for a suspect by "averaging" those photos that have features similar to those of the actual suspect. Rather than having a witness look through a database one photo at a time, the detective can utilize the face averaging capability to dramatically speed up the identification process.

CRIME CAPTURE SYSTEM-TM-
         Crime Capture System is a flexible, easy-to-use, and affordable digital imaging solution for automated capture, storage and retrieval of booking images and related information. The Crime Capture System utilizes off-the-shelf hardware that complies with open industry standards and easily integrates with an agency's records or AFIS system (Automated Fingerprint Identification System). Utilizing client/server architecture, the Crime Capture System can operate on an array of systems ranging from a stand-alone PC to a wide area network.



ImageWare Software, Inc                21                 Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                       04/01/99
Kitsap County                 Digital Mug System


IWS has installed investigative software in more than 650 departments throughout the country whose needs are similar, if not exact to those of Kitsap County. All of the following receive 24 hour customer support with four hour on-site response time.

ARIZONA DEPARTMENT OF PUBLIC SAFETY

DESCRIPTION OF INSTALLED SYSTEM AND ITS FEATURES:
Central Server is IBM Netfinity server, dual host cluster, with automatic fail-over in case of one system failure. Shared disk array with RAID level 5 implemented. 15 county intake facilities, with both capture and investigative Crime Capture System workstations. 2 additional sites at county court facilities. Features include an interface with the Identix live-scan device, taking all demographic data, creating the record and populating the data fields, making the image capture portion the only step required by the operator. All information and images are immediately available for all other investigative workstations on the network. Arizona DPS has also recently issued a purchase order for the addition of Face ID-TM- to be added to the central server. Each county can then purchase the client software and conduct facial recognition searches using images or composites produced by Suspect ID-TM-. Crime Lab-TM-was also included in each investigative workstation.

FACT SHEET
The State of Arizona in an effort to consolidate images and booking information, has contracted with ImageWare Software, Inc. to install a statewide digital mugshot repository called Mug Photo Interface (MPI). In those locations that are part of the system, the booking process begins at the Identix livescan station where an operator captures the suspect's fingerprints and enters required demographic and biographical information. Once the information is entered into the livescan system, the data automatically transfers to the MPI system via a common linking number. At the MPI capture station, additional mandatory information is recorded, and digital images of the suspect are taken. Upon completion of a record, the information is immediately transmitted via the AZAFIS network to a central repository housed at the Department of Public Safety. At this point, the data is readily available for searching purposes by any agency in the state which has access to the database.

An ImageWare supplied investigative station is used to perform several functions including quick and advanced searches for querying the database, mugbook searches and views for witness identification of a suspect, line-ups, and in the near future, facial recognition which is used to identify unknown suspects and criminals.

ImageWare Software, Inc                22                 Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                       04/01/99
Kitsap County                  Digital Mug System

ARIZONA MPI TECHNICAL BREAK DOWN

Initial Number of Capture Stations:        17
Initial Number of Investigative Stations:  17
Approximate Number of Bookings Per Year:   350,000



HARDWARE
Central Site: 2 IBM Netfinity Servers running in a clustered environment and sharing a RAID level 5 array of 82 GB for database storage. Each server has 4 Pentium Pro Processors, 1 GB of RAM memory and 13 GB of internal system disk space. The system drives are mirrored. If the active server fails to reset a heartbeat, the failover takes place automatically, and the drive array fails over to the control of the now active server. There is dial in capability for diagnostic purposes. The operating system is Windows NT Server 4.0 Enterprise Edition with Microsoft Cluster Server.

Capture & Investigative Stations: Each Investigative Station is an IBM 300XL PC with 64MB RAM and 6.1 GB of hard disk storage. The capture camera is a Pulnix TMC-73M with a Computar zoom lens. The camera and lens are mounted on a Hitachi pan and tilt device. The capture card is an Integral Technology MV-Pro. The camera is mounted on it's side to accommodate the NIST Best Practice Recommendations and proprietary software does a rotation of the video live feed before it is displayed by the graphics card. Printing and scanning take place on an Epson Stylus 800 printer and an Epson 636 Expressions scanner (SCSI connection). The operating system is Windows NT Workstation 4.0. Each capture and investigative station is connected to the central servers via a wide area network utilizing Ethernet and TCP/IP protocol. Each station runs client software that connects to the central server's database.

ImageWare Software, Inc                23                 Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                       04/01/99
Kitsap County                 Digital Mug System

                            FOR IMMEDIATE RELEASE
    ARIZONA DEPARTMENT OF PUBLIC SAFETY AWARDS STATEWIDE MUG PHOTO INTERFACE
                    CONTRACT TO IMAGEWARE SOFTWARE, INC.

      IMAGEWARE'S CRIME CAPTURE SYSTEM-TM- TO HELP ARIZONA LAW ENFORCEMENT
                         AGENCIES APPREHEND CRIMINALS.

         San Diego, California - January 15, 1998 - After an extensive evaluation process, the State of Arizona announced Wednesday that they had awarded the Arizona Statewide Digital Mug Photo Interface Contract to ImageWare Software, Inc. The contract is expected to exceed one million dollars and is the first contract of its kind to be awarded for a statewide mugshot system. "We are very pleased to provide Arizona law enforcement with a complete solution for their mug photo needs," says Jim Miller, President and CEO of ImageWare Software, Inc.. "We feel the Crime Capture System will provide a quantum leap forward for the State."

         Under the terms of the contract, the State of Arizona will utilize ImageWare's Crime Capture System (CCS), a state-of-the-art digital booking, identification and retrieval program. The main CCS database will be housed at the Arizona Department of Public Safety. Seventeen sites will be capable of capturing mugshots, SMT (scars, marks, and tattoos) photos, and descriptive data for each suspect they arrest. Each remote site will also receive an investigative workstation capable of searching and viewing the mugshot database and creating photo line-ups. Once information is entered into the remote database, the central repository is immediately updated allowing all agencies access to the most recent information. Officers and Detectives will no longer have to spend hundreds of hours searching through file cabinets of photographs to identify a suspect or generate a photo line-up, instead they will use CCS's central repository and systematically search the digital database of images for similarities between suspects, thus speeding up case processing. The new CCS system will also interface directly with the existing Arizona Automated Fingerprint Identification System (AZAFIS) network.

         The State of Arizona and ImageWare have agreed to an aggressive implementation schedule which will have the system fully operational by June 1998. Once the first phase is complete, there are plans to move forward with the implementation of additional C.R.I.M.E.S.-TM- modules including: Suspect ID-Registered Trademark- (a composite program), Crime Lab-Registered Trademark- (an image enhancement and edit program), Vehicle ID-TM- (a vehicle identification program), and what Ben Armstrong, the Lead Business Analyst with the Maricopa County Sheriff's Office considers, "one of the most promising law enforcement tools," Face ID-TM- (a facial recognition program). All of these modules combined will create a fully integrated law enforcement solution for the State of Arizona.

         San Diego-based ImageWare Software, Inc. is a leader and innovator in PC-based digital imaging, with its primary focus on law enforcement software. Through its growing family of C.R.I.M.E.S. software modules, ImageWare is effectively assisting in the resolution of crime worldwide. Currently, the five C.R.I.M.E.S. modules are being used by more than 500 law enforcement agencies worldwide. ImageWare Software, Inc. is privately held.

ImageWare Software, Inc                24                 Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                          04/01/99
Kitsap County                 Digital Mug System


                              THE ARIZONA REPUBLIC

              POLICE SING PRAISES OF NEW STATEWIDE MUG SHOT SYSTEM
                    Published on Saturday, September 12, 1998

Byline:  By Judi Villa, The Arizona Republic

In seconds, a suspect's booking mug can be seen by law enforcement agencies throughout the state. A few computer keystrokes, and a detective can have more pictures than he'll ever need for a photographic lineup. And if there is no suspect, that same detective can type in a physical description and get a list of potential bad guys in no time.

Welcome to the Mug Photo Interface, a subsystem of the Arizona Automated Fingerprint Identification System. MPI uses electronic imaging to capture mug shot photos and transmit them immediately to a statewide image database operated by the state Department of Public Safety. "It is going to revolutionize (police work) just like fingerprints did," said Clyde Tess, a crime lab supervisor with the Maricopa County Sheriff's Office. "It'll solve cases faster. It'll help in identifying suspects faster. "If a suspect is entered into the database in Phoenix then goes down to Tucson and commits a crime, the victim can identify the suspect the same day. Before an agency would have to send a photo or fax it. Faxes aren't always that good, and the mail takes a day or two.
This is instant."

The MPI system went online Thursday in 10 counties. The first booking mug was entered by the Santa Cruz County Sheriff's Office in Nogales. "It's pretty nice," said Ramon Villela, a detention officer in Nogales. "It's going to make our jobs easier and faster, and the detectives are going to be able to do lineups faster."

Arizona's program, funded by a grant from the Arizona Criminal Justice Enhancement Fund, will be one of the most progressive in the country, officials say. Although some cities, including San Diego and Boston, have limited imaging databases, only Arkansas has a statewide system. And that one collects information from only six sites. Seven more sites, including police departments in Mesa, Tempe, Phoenix, Scottsdale and Glendale, will be added to MPI by next summer. And by the end of this year, five sheriff's departments that already have their own mug photo systems will be linked to the statewide system. A few agencies, like the Chandler Police Department, have purchased their own equipment to hook into the system.

"Here's a great thing," said Mark Hatcher, an identification supervisor for the Mesa Police Department and chairman of the MPI Task Force. The task force, a grass-roots effort with members from five police agencies in Arizona has been working for two years to implement the technology. "This opens up communication from Yuma County to Navajo County," Hatcher said. "Geographically, they're at different ends of the state, but they can do a search just like they were here at DPS."


ImageWare Software, Inc               25                 Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                          04/01/99
Kitsap County                 Digital Mug System



The system standardizes the way mug shots are taken and stored, sets up a "major clearinghouse" for all photos and allows investigators anywhere in the state to search for, retrieve and print out mugs and suspect information from virtually anywhere in the state. It also can be used to create photo lineups and books of mug shots for victims to look through. "Say a suspect does a robbery with a mask, and he's got a tattoo on his arm," Villela said. "Detectives can take that picture of that tattoo and scan it into the system, and it'll give you everybody that has that tattoo." The system also is capable of tracking gang affiliations, weapons and registered sex offenders.


ImageWare Software, Inc               26                 Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                          04/01/99
Kitsap County                 Digital Mug System



LOS ANGELES COUNTY, LAKEWOOD

ImageWare Software has great experience in the area of composite creation and the identification of suspects using those composites. The most recent and important news involves the facial recognition software, Face ID. This software was created using algorithms developed from MIT research, which ImageWare has the exclusive right to offer to the law enforcement industry. The software describes a portion of the face of an individual mathematically, from the eyebrows to the lips. This represents the majority of facial features used to differentiate individuals and discounts such things as hair length and style, eyeglasses, hats, and other adornments.

Face ID is presently installed at the Lakewood substation of the Los Angeles Sheriff's Department, and was recently used to capture a carjacking suspect. The victim gave a very accurate description to the Sheriff's Department, and a composite was created using ImageWare's Suspect ID. This composite was used to then search their mugshot database using Face ID. The returned search results contained a suspect that the victim identified from a lineup. This search took approximately 90 seconds to perform, and caused the identification and apprehension of the suspect, and subsequently the District Attorney's office has filed charges against the suspect. The press release of this incident follows, along with a view of the composite and actual photo of the suspect.

                              FOR IMMEDIATE RELEASE
               LOS ANGELES SHERIFF'S DEPARTMENT IDENTIFIES SUSPECT
                   WITH NEW HIGH-TECH CRIME FIGHTING SOFTWARE

           DETECTIVES UTILIZE FACE ID-TM- FACIAL RECOGNITION SOFTWARE
                   TO ARREST CAR-JACKING AND BATTERY SUSPECT.

San Diego, California - November 3, 1997 - Just three days after installation of their newest crime fighting weapon, detectives with the Los Angeles County Sheriff's Department arrested a car jacking and battery suspect "that would never had been identified without Face ID-TM- facial recognition software", according to Sergeant Bill Conley of the Los Angeles Sheriff's Office. With no leads, frustrated detectives had given up on the case weeks prior and considered it dead until the installation of Face ID. Using a composite of the suspect, detectives employed the facial recognition program to search their digital mugshot database for possible matches. Within seconds the automated search results displayed photos in rank order that were similar to those of the composite. Detectives investigated the matches, created a photo-line-up and two witnesses positively identified Eduardo Ochoa as the suspect. Ochoa was arrested on October 30, 1997 and is being held in lieu of $125,000 bail. Sergeant Conley was amazed and commented, "Face ID is one of the most innovative breakthroughs in law enforcement technology."


ImageWare Software, Inc               27                 Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                          04/01/99
Kitsap County                 Digital Mug System


Face ID, one of the modules of the C.R.I.M.E.S.-Registered Trademark- suite of integrated law enforcement programs developed by ImageWare Software, Inc., is a state-of-the-art facial recognition and retrieval program. Now, investigators no longer have to spend hundreds of hours trying to identify a suspect. Detectives can take a suspect composite created in ImageWare's Suspect ID-TM- program, and seamlessly export it to Face ID, which in turn will systematically search any digital database of booking images to identify possible suspects. Similarly, a suspect's image caught on a bank or convenience store surveillance video can be run against a digital photo database for possible identification. With Face ID, officers will be able to utilize this facial recognition technology at the time of booking to immediately identify a criminal with multiple identities or outstanding warrants.

San Diego-based ImageWare Software, Inc. is a leader and innovator in PC-based digital imaging, with its primary focus on public sector and law enforcement software. Through its growing family of modules, ImageWare is effectively creating a fully integrated solution to assist in the resolution of crime worldwide. Currently, the C.R.I.M.E.S. suite consists of five modules: Suspect ID (facial composite module), Crime Lab-TM- (an image enhancement and edit program), Vehicle ID-TM- (vehicle identification program), Face ID (facial recognition application) and Crime Capture System (digital booking module) which are being used by more than 500 law enforcement agencies worldwide. ImageWare Software, Inc. is a privately held company.


ImageWare Software, Inc               28                 Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                          04/01/99
Kitsap County                 Digital Mug System



               LOS ANGELES SHERIFF'S DEPARTMENT IDENTIFIES SUSPECT
                   WITH NEW HIGH-TECH CRIME FIGHTING SOFTWARE

San Diego, California - November 3, 1997 - Just three days after installation of ImageWare's Face ID-TM-, the program proved itself to be the most effective high-tech crime fighting software available. Using a composite of a suspect, detectives employed Face ID to conduct an automated comparison search and produced a number of photos which closely resembled the suspect in a car jacking and battery case. Both the victim and witness positively identified the suspect who was ranked highest in the comparison search.


                                   [GRAPHIC]


                        "The suspect would never had been
                     identified without Face ID-TM- facial
                             recognition software".

                             -SERGEANT BILL CONLEY-
                          LOS ANGELES COUNTY SHERIFF'S
                                   DEPARTMENT


ImageWare Software, Inc               29                 Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                          BID REQUEST                     04/01/99
Kitsap County                     Digital Mug System


NEW YORK CITY POLICE DEPARTMENT

DESCRIPTION OF INSTALLED SYSTEM AND ITS FEATURES:
With over 400,000 bookings each year, the New York City Police Department is the largest law enforcement agency in the world. The contract for booking systems for the entire NYPD network clearly establishes XImage as the leading company for mugshots. XImage was chosen for the high quality of the system, the adaptability of the software with other technologies and its ability to be scaled to the size of the project.

The New York City Police Department's booking system, spans 76 precincts in 5 boroughs, including 100 capture stations and redundant central servers. XImage has a large customer support staff with 24 hours a day, 7 days a week availability. The operating system is UNIX.

XImage worked as a subcontractor to the worldwide systems integrator, SAIC, Science Applications International Corporation of McLean, VA. SAIC is an established provider of computer and information solutions to governmental agencies worldwide.



HENEPIN COUNTY SHERIFF'S OFFICE (MINNEAPOLIS)

DESCRIPTION OF INSTALLED SYSTEM AND ITS FEATURES:
This system is a UNIX installation with a single ImageBank server, but servicing input and searching from 6 other agencies. There is also a Mail Server within the system. There are a total of 18 workstation, 3 of which are capture stations from within the Henepin County Sheriff's Office. The database size is approximately 600,000 records at present. ImageWare has recently received a purchase order from Henepin County to install Face ID-TM- on the network. This will allow for the facial recognition of subjects, based on a composite or image.



ImageWare Software, Inc                     30              Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                          BID REQUEST                     04/01/99
Kitsap County                     Digital Mug System


IMAGEWARE EXPERIENCE & SUCCESS STORIES

ImageWare Software, Inc. has over 60 successful installations using the ForceField technology. There are currently

         - over 3 million arrestees that have been booked using ImageWare systems throughout North America
         -   over 4 million images stored on ImageWare systems worldwide
         -   over 150,000 lineups that have been created on ImageWare systems
         - over 100,000 people booked in the first 4 months of operation using the New York City PD ImageWare system
         - over 1 million images stored in the state of Florida on ImageWare systems
         - over 800,000 images stored in the state of Washington on ImageWare systems &
         - over 434,000 bookings stored on the Orange County, Florida ImageWare system.

OTHER NOTABLE BOOKING INSTALLATIONS

         -   Las Vegas Metro PD (Partnered with PRC/Litton and NEC)
         -   Indianapolis PD
         -   King County (Seattle)
         -   Multnomah County (Portland)
         -   Sonoma County
         -   Orange County
         -   Clackamas County
         -   Marion County
         -   Yolo County
         -   Tacoma PD


ImageWare Software, Inc                     31              Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                          BID REQUEST                     04/01/99
Kitsap County                     Digital Mug System


 IMAGEWARE EXECUTIVES

 S. JAMES MILLER, JR., CHAIRMAN & CEO
         Mr. Miller came to ImageWare in 1990 after 11 years at Oak Industries, Inc. Most recently a Senior Vice President for the publicly traded company, Mr. Miller also served as Chief Legal Officer, Chief Administrative Officer and President of the company's Far East manufacturing subsidiaries. At Oak Industries, Mr. Miller's responsibilities included business acquisitions, divestitures and financing. He also headed the negotiation of technology licensing arrangements. Mr. Miller holds a J.D. in Law (WITH HONORS) from the University of San Diego School of Law, and a B.A. in History and Economics (SUMMA CUM LAUDE) from the University of California at San Diego.

 WAYNE G. WETHERELL, VICE PRESIDENT OF FINANCE & CFO
         Prior to becoming ImageWare's Vice President of Finance and CFO, Mr. Wetherell served in a similar capacity at Bilstein Corporation of America (a subsidiary of the Krupp Group) for nearly five years. Before joining Bilstein, he spent 10 years with Oak Industries, Inc., where he served in various capacities, including Director of Finance and Director of Financial Planning and Analysis. His responsibilities included management reporting, financial and strategic planning, and business development. Mr. Wetherell holds a M.S. in Finance and a B.S. in Management from San Diego State University.

 PAUL J. DEVERMANN, VICE PRESIDENT OF SALES & BUSINESS DEVELOPMENT
         Prior to joining ImageWare in 1996, Mr. Devermann was the Managing Director and Founding Partner of InTra-International Trade & Transactions, an international consulting and trading company specializing in facilitating business transactions between the U.S. and Japan. Prior to that, Mr. Devermann held the position of Senior Vice President of the San Diego Economic Development Corporation where he was responsible for marketing and development from 1985 to 1990. Mr. Devermann spent the previous ten years with Oak Communications in various capacities of sales, sales management, marketing and business development positions. He holds a B.S. in Marketing from Northern Illinois University and a M.B.A. from the University of Puget Sound.

ImageWare Software, Inc                32                Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                          BID REQUEST                     04/01/99
Kitsap County                     Digital Mug System


KEY PROJECT STAFF

Project Coordinator: Erik Carlgren

Telephone Number: (619) 673-8600

FAX Number: (619) 673-1770


Name                                 Years With      Project Role
                                      Company
-----------------------------------------------------------------------------
John Canepa                             6            Software Developer

Renee Gutierrez                         4            Documentation & Testing

Tracy Toettcher                         6            Training Manager

Bill Ibbetson                           6            Director of R&D


Other staff will be identified after contract award.



ImageWare Software, Inc                33                Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                          BID REQUEST                     04/01/99
Kitsap County                     Digital Mug System


WILLIAM J. IBBETSON
3520 MISSION MESA WAY
SAN DIEGO, CA 92120
(619) 582-0830

==============================================================================



EMPLOYMENT           IMAGEWARE SOFTWARE, INC., SAN DIEGO, CA
EXPERIENCE           MARCH 1992 TO PRESENT

                     CHIEF TECHNICAL OFFICER
                     -   Responsible for all technical aspects of the company.
                     -   Direct technical solutions and industry positioning
                           of products.

                     MANAGER, RESEARCH AND DEVELOPMENT
                     -   Manage software development team.
                     -   Design software applications and utilities.
                     -   Conduct new product feasibility studies.
                     -   Analyze product/project costs and schedules.

                     PHOTO IMAGING SPECIALIST
                     -   Develop patented imaging technology.
                     -   Design digital image algorithms.
                     -   Integrate imaging technologies into software
                           applications.

                     INDEPENDENT CONSULTANT, SAN DIEGO, CA
                     JUNE 1987 TO PRESENT

                     ADMIT 1 TECHNOLOGIES
                     -   Designed and developed graphic based screensaver.
                     -   Created animation and imaging for screensaver.

                     RESOURCE SUPPLY, INC.
                     - Designed accounts payable/receivable database application.
                     -   Created an Inventory Control System.

PUBLICATIONS         -   WROX PRESS - TECHNICAL EDITOR
                         Beginner's Guide to Visual C + +, January 1996
                     -   VISUAL BASIC PROGRAMMER'S JOURNAL - CO-AUTHOR
                         Animation Techniques in VB, February 1996


ImageWare Software, Inc                34                Phone 619-673-8600
10883 Thornmint Rd.                                        Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                        04/01/99
Kitsap County                 Digital Mug System



PATENTS                -   METHOD AND APPARATUS FOR THE ELECTRONIC TRANSMISSION
                           OF AN IMAGE FROM A PHOTO KIOSK - INVENTOR
                           Patent Pending
                       -   IMAGEWARE'S PATENT PORTFOLIO - TECHNICAL LIAISON
                           U.S. Patent No. 5,345,313 - Image editing system
                           U.S. Patent No. 5,469,536 - Color masking system
                           U.S. Patent No. 5,577,179 - Object layering
                           U.S. Patent No. 5,343,386 - Electronically produced
                                                       postcards

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SPECIALIZED            -   C/C + + PROGRAMMING
SKILLS                 -   MICROSOFT FOUNDATION CLASSES (MFC)
                       -   VISUAL BASIC PROGRAMMING
                       -   RDBMS DESIGN, INTEGRATION AND MANAGEMENT
                       -   DIGITAL PHOTO IMAGING MANIPULATION/ENHANCEMENT
                       -   NOVELL/NT SERVER CONFIGURATION, CONNECTIVITY AND
                           ADMINISTRATION
                       -   INTERNET/INTRANET APPLICATION DEVELOPMENT

EDUCATION              COLEMAN COLLEGE           COMPUTER ELECTRONICS TECHNOLOGY
                       GRADUATE 1992             1990-1992
                       HONORS - TOP 5% OF CLASS  COMPUTER HARDWARE SPECIALIST
                       DEAN'S LIST - 3.947 GPA

ADDITIONAL TRAINING    -   NETSCAPE DEVELOPERS CONFERENCE
                       -   MICROSOFT MFC DEVELOPERS CONFERENCE
                       -   MICROSOFT INTERACTIVE MULTIMEDIA CONFERENCE



ImageWare Software, Inc                  35                  Phone 619-673-8600
10883 Thornmint Rd.                                            Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                        04/01/99
Kitsap County                 Digital Mug System


JOHN J. CANEPA

SENIOR SOFTWARE ENGINEER

SUMMARY OF EXPERIENCE

Five years experience in the imaging software industry. Senior developer for windows based law enforcement applications. Designed user interface, database search tools and data acquisition screens for digital booking and investigative applications. Worked directly with the State of Arizona in design, development and acceptance of the AZAFIS Mug Photo System.

EMPLOYMENT HISTORY

FEBRUARY 1993 TO PRESENT. SOFTWARE ENGINEER, IMAGEWARE SOFTWARE, INC.
Hired for quality assurance and software support. Moved into programming to modify existing code for product updates. Experience using VB, C++, MFC, ODBC, and SQL on Windows 3.1, Windows 95 and Windows NT. Developed data acquisition applications for in house utilities. Designed algorithm to rotate 2D raster objects in 3D using OpenGL. Senior software engineer for the development of the Crime Capture System (CCS). Experienced in developing user interface, data entry and database query applications using ODBC and MFC. Developed multithreaded Windows 95/NT law enforcement investigative application for searching UNIX booking database.

OCTOBER 1991 TO NOVEMBER 1992. MARKETING MANAGER, DESIGN DRAFTING AND ENGINEERING, INC.
Designed and maintained customer contact management software and database. Managed direct marketing for the sales of CAD/CAM software.

EDUCATION

B.A. Applied Mathematics, University of California, San Diego, 1993


ImageWare Software, Inc                  36                  Phone 619-673-8600
10883 Thornmint Rd.                                            Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                        04/01/99
Kitsap County                 Digital Mug System


RENEE GUTIERREZ

TECHNICAL DOCUMENTATION DEVELOPER

SUMMARY OF EXPERIENCE
Ms. Gutierrez has 8 years of experience in the computer software industry. She has 7 years of documentation and user interface design experience with extensive recent experience in the usability of law enforcement software.

EMPLOYMENT HISTORY

MAY 1995 TO PRESENT. IMAGEWARE SOFTWARE, INC.
- Create software user manuals, including research, writing, and design. Test software for usability and develop hypertext On-line Help. Coordinate with clients and R&D and Marketing departments to design print reports, user interface and icons for all law enforcement applications.
- Responsible for all Webmaster duties, including design and creation of HTML pages, graphics, photo-imaging, and Web conferencing maintenance.

NOVEMBER 1994 TO PRESENT. INDEPENDENT CONTRACTOR
- CASIO, INC. - Created software user manual and On-Line Help file for Windows interface to the Casio B.O.S.S.
- ABACUS DATA SYSTEMS - Created software user manuals for Windows based legal/attorney software.
- WINDOWS LINK, INC. - Created software user manual and On-Line Help file for Windows interface to Royal and Sharp handheld organizers.
- PERSONAL RESOURCE SYSTEMS - Created software user manual and On-Line Help file for Windows Time Management software.
- EAGLE INTERNATIONAL - Created software user manual and On-Line Help file for Windows PIM.
- KINGSLEY MACHINE COMPANY - Created software user manual and On-Line Help file for Windows desktop publishing program. In addition created manual for foil stamping hardware.

NOVEMBER 1994 TO MAY 1995. STELLCOM TECHNOLOGIES
Independent Contractor. Worked as a contract Technical Writer and Quality Assurance Engineer.
- EDITPRO CORPORATION - Created software user manual and On-Line Help file for Windows program editor.
- INTUIT - Performed Quality Assurance testing on in-house Windows referral program. Wrote training documentation and trained staff in use of the Partners-TM- program.
- HORIZONS TECHNOLOGY, INC. - Created documentation for CD Rom Maps software and LAN auditing software.


ImageWare Software, Inc                  37                  Phone 619-673-8600
10883 Thornmint Rd.                                            Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                        04/01/99
Kitsap County                 Digital Mug System


JULY 1993 TO OCTOBER 1994. POLARIS SOFTWARE, INC.
- Manager, Information Development. Created software user manuals, including research, writing, and design. Tested software for usability and developed hypertext On-line Help. Coordinated with Usability, Development, and Marketing departments on design and implementation.

MARCH 1991 TO JULY 1993. MIDRANGE COMPUTING
- Assistant Director Software Division. Coordinated all software sales, technical support, and marketing. Senior technical writer of software manuals. Administered technical support through diagnostics and troubleshooting. Trained and supervised technical support and sales staffs.
- Assistant Manager, Business to Business Sales. Trained and supervised staff in sales of technical manuals, software, and trade journal. Coordinated trade shows and training seminars.

EDUCATION

B.A., English, University of Arizona, Tucson, AZ, 1985


ImageWare Software, Inc                  38                  Phone 619-673-8600
10883 Thornmint Rd.                                            Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                        04/01/99
Kitsap County                 Digital Mug System



OTHER C.R.I.M.E.S. REFERENCES


AZ DPS                                                Cyndy Pellien                       602-223-2401
Los Angeles SO                                        Sgt. Bill Conley                    562-866-9061
Corona PD CA                                          Danny Verdugo                       909-279-3642
Raynham PD MA                                         Lou Pacheco                         508-824-2727
Independence PD KS                                    Harry Smith                         316-332-1700
Little Rock PD AR                                     Chuck Ray                           501-371-4660
Long Island Railroad Police                           Kevin Farrell                       718-558-3346
Naval Investigative Service                           Brandon Armstrong                   619-556-1386
E. Providence PD RI                                   Capt Broadmeadow                    401-435-7626
San Diego PD CA                                       David Cavanaugh                     619-531-2623
San Diego SO CA                                       Mark Kelly                          619-258-3100
Monroe SO NY                                          Jim Beikirch                        716-428-5432
Placentia PD CA                                       Matt Reynolds                       714-993-8164
Austin PD TX                                          Cheryl Bowne                        512-480-5145
Visalia PD CA                                         Det Sharon Brown                    209-738-3235
Wilson County SO TN                                   Lt Bob White                        615-444-1459
San Bernardino SO CA                                  Dep Karen Rice                      909-387-8812
Los Angeles PD CA                                     Det Tom Barnhart                    818-756-8553
Bullhead City PD AZ                                   Capt Rodney Head                    520-763-9200
Arlington PD TX                                       Det Pat Smith                       817-459-5710
New York City Police Department                       Lt. Brian Griffin                   212-374-5020
Clackamas County Sheriff's Office                     Joanne LeBreun                      503-650-3155
Stanislaus County Sheriff's Office                    Gordon Brusso                       209-525-7279
Santa Ana Police Department                           Lt. George Saadeh                   714-245-8410
Henepin County Sheriff's Dept                         Sheryl Loose                        612-348-9648



ImageWare Software, Inc                  39                  Phone 619-673-8600
10883 Thornmint Rd.                                            Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                       04/01/99
Kitsap County                 Digital Mug System

4.0 WORKPLAN
----------------------------------------------------------------------------

PROJECT ORGANIZATION & STAFFING

A Project Manager will be named by ImageWare Software, Inc., to oversee and manage the planning, monitoring, reporting, and acceptance of the system outlined in the proposal if ImageWare is the successful vendor. This person's resume will be supplied during contract negotiations. It is expected that the KITSAP COUNTY SHERIFF'S OFFICE will also name a Project Coordinator who will work with the IWS Project Manager, who will be responsible for all tasks outlined as COUNTY responsibility on the task list.

APPROACH TO PROJECT
ImageWare has a well-defined, disciplined approach to program management which includes:

         -    Attention to customer satisfaction
         - Regular communications with customer via weekly status meetings, monthly project status reports, and quarterly reviews
         -    Regularly scheduled status meetings with the project staff

ImageWare will avoid and mitigate risks by reviewing, prioritizing, and monitoring key project risks throughout the project life cycle. Identified project risks will be recorded and tracked to resolution. Identification of risks and potential mitigation plans will be reviewed with the project staff monthly, documented in the project reports, and presented to the KITSAP COUNTY SHERIFF'S OFFICE's Project Coordinator during the project reviews. By identifying risks early before they have impacted the project, the actual impact to the project can be decreased, if not totally eliminated. An inescapable fact of project management is that there are always risks. The key to ensuring a successful project is to manage them. This means the following must be done early, before the risk actually impacts the project:

    -    Identify risks (technical, schedule, and cost)
    -    Prioritize and quantify risks
    -    Assign responsibility
    -    Mitigate (determine mitigation action, responsible person, due date)
    -    Track Progress

ImageWare Software, Inc                40                 Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      BID REQUEST                       04/01/99
Kitts County                  Digital Mug System


CUSTOMIZATION DEFINITION                                         CUSTOMIZATION IMPLEMENTATION
PHASE 1: TASKS                                                   PHASE 2: TASKS
- Database field definitions                                     - Implement customized database
- Define field validation rules                                  - Implement field validation rules
- Define code tables                                             - Implement customized screens
- Define print formats, Audit Trail                              - Implement Audit Trail reports

- Define Mandatory Fields                                        - Develop installation plan
                                                                 - Develop acceptance test document
- Site Surveys                                                   - Develop training material
- Procure Components                                             - Develop user manuals

PHASE 1: MILESTONES                                              PHASE 2: MILESTONES
- Specifications Review                                          - Ready-To-Ship Review
- Purchase Order Issued                                          - Installation Schedule Review

PHASE 1: DELIVERABLES                                            PHASE 2: DELIVERABLES
- Specifications Document                                        - Acceptance Test Plan
- Installation Schedule (preliminary)                            - Installation Schedule
- Purchase Order

DEPLOYMENT
                                                                 MAINTENANCE SUPPORT
PHASE 3: TASKS
- Integration                                                    PHASE 4: TASKS
- Installation                                                   - HW & SW Maintenance
- Training                                                       - Enhancements & upgrades (Option)
- System Acceptance
                                                                 PHASE 4: MILESTONES
PHASE 3: MILESTONES                                              - Maint. Plan Review
- Site Reviews
- Final System Acceptance                                        PHASE 4: DELIVERABLES
                                                                 - Help Desk Incidence Statistics
PHASE 3: DELIVERABLES                                            - Maint. Plan
- Site hardware
- Site software
- Training Material
- User Manual
- System Administration Manual


ImageWare Software, Inc.               41                 Phone 619-673-8600
10883 Thornmint Rd.                                         Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                      EXHIBIT A                     CONFIDENTIAL
KITSAP COUNTY                 Proposal for CCS
                              Mug Photo System



DESCRIPTION                                                                           QTY    UNIT         EXT           TOTAL
NETFINITY 3000 SERVER (RAID)
 IBM Netfinity 3000 Pentium II 45OMHz/512KB L2,64MB ECC,OPEN,32X,PC                    1     $2,423.25    $2,423.25
   (Std) 10/100 PCI Ethernet
   (Std) 450/100 MHz Pentium II Processor with 512KB ECC L2 Cache
   (Std) 5.25 to 3.5 DASD Bay Conversion Kit
   (Std) 64MB 100MHz ECC SDRAM DIMM
   (Std) CD-ROM Drive Internal 32X Max (Variable Speed)
   (Std) IBM 1.44MB 3.5-inch Diskette Drive
   (Std) IBM 104-key Keyboard (Stealth Grey)
   (Std) Integrated IDE Controller
   (Std) Mouse Stealth Grey
   (Std) SCSI Wide (16bit) 4-Drop Internal Cable 68 Pin Connectors
   (Std) SVGA Graphics Card (AGP)
   (Std) PCI Fast/Wide Ultra SCSI Adapter
 64MB 100MHz ECC SDRAM (Non-Registered) DIMM                                           1       $205.20      $205.20
 128MB 100MHz ECC SDRAM (Non-Registered) DIMM                                          1       $399.60      $399.60
 IBM 12/24GB DDS/3 4-mm Internal Tape Drive (Black Bezel)                              1     $1,348.65    $1,348.65
 IBM 9.1GB 720ORPM Wide Ultra SCSI Hard Drive                                          3       $808.65    $2,425.95
 IBM Netfinity ServerRAID-3L Ultra2 SCSI Adapter                                       1       $945.00      $945.00
 Smart-UPS 1000-10 Min Runtime                                                         1       $606.15      $606.15
 ISA 56K/33.6KBPS Plug and Play Data/Fax Modem                                         1       $141.75      $141.75
 G74 - 17(15.9) in. Color Monitor, 69 KHz, Pearl White                                 1       $452.25      $452.25
                                                                              SUBTOTAL                                 $8,947.80

CAPTURE HARDWARE
   PC 300PL Pentium II 350MHz MMX/512KB,64MB,6.4GB,S3Trio,4MB,32X,1                   2     $1,869.75    $3,739.50
    (Std) IBM 6.4GB EIDE Hard Drive
    (Std) 10/100 PCI Ethernet WOL
    (Std) 16-bit ISA Crystal Audio Integrated
    (Std) 350/10OMHz MMX Pentium II Processor with 512KB Pipeline B
    (Std) 4MB Integrated SGRAM Video Memory
    (Std) 64MB 60ns NP SDRAM DIMM
    (Std) CD-ROM Drive Internal 32X Max (Variable Speed)
    (Std) IBM 1.44MB 3.5-inch Diskette Drive
    (Std) IBM 104-key Rubber Dome Keyboard
    (Std) Integrated IDE Controller
    (Std) S3 Trio3D AGP Graphics Integrated
  G74 - 17(15.9) in. Color Monitor, 69 KHz, Pearl White                                2       $452.25      $904.50
                                                                              SUBTOTAL                                 $4,644.00

CAMERA SUB-SYSTEMS
Hitachi KP-D50 Camera, NIST standards (single chip)                                    2     $1,471.50    $2,943.00
Computar Lens                                                                          2     $1,147.50    $2.295.00
3 point Lighting system                                                                2     $1,343.25    $2,686.50
Pan and Tilt Camera mount                                                              2     $1,620.00    $3,240.00
Reflective Pedestal                                                                    2       $924.75    $1,849.50
Cable bundle                                                                           2       $202.50      $405.00
NIST compliance capture software                                                       2     $1,500.00    $3,000.00
Capture Card MVPro                                                                     2       $904.50    $1,809.00
Power Supply (Single Chip)                                                             2        $67.50      $135.00
                                                                              SUBTOTAL                                $18,363.00

SOFTWARE
CCS Investigative Display Software (Full)                                              2     $6,750.00   $13,500.00
CCS Capture Station software                                                           2    $10,000.00   $20,000.00
Suspect ID                                                                             1     $5,000.00           nc
Crime Lab                                                                              1       $600.00           nc
Vehicle ID                                                                             1     $1,500.00           nc
                                                                              SUBTOTAL                                $33,500.00

ImageWare Software. Inc.
10883 Thornmint Road                                            619-673-8600
San Diego, CA 92127                 Page 1                  FAX 619-673-1770

CONFIDENTIAL                       EXHIBIT A                          4/1/99
KITSAP COUNTY                   Proposal for CCS
                                Mug Photo System

* CUSTOM SOFTWARE/INTEGRATION
Systems integration (File Transfer w/ Intergraph (RMS) to avoid duplicate entr         1     $5,000.00    $5,000.00
Systems Integration (Custom API for Image Retrieval through Intergraph RMS             1    $10,000.00   $10,000,00
Systems Integration (Interface to update JMS)                                          1     $5,000.00    $5,000.00
                                                                            SUBTOTAL                                  $20,000.00

                                                           TOTAL HARDWARE / SOFTWARE                                  $85,454.80

SERVICES
Additional Custom Print Formats                                                        4       $500.00    $2,000.00
Project Management                                                                     3       $900.00    $2,700.00
Conversion of Records from Alternative Booking system                                60000       $0.20   $12,000.00
                                                                            SUBTOTAL                                  $16,700.00

**LICENSES
5-User Windows NT Server License # 606670                                              1       $687.23      $687.23
                                                                            SUBTOTAL                                     $687.23

                                                      Shipping/Handling/Installation                     $10.254.58   $10,254.58
                                                                            Training    2      $750.00    $1,500.00    $1,500.00

                                                                               TOTAL                                 $114,596.61

                                                                     AGENCY DISCOUNT                                   $3,739.59

                                                                       PROJECT TOTAL                                 $110,857.02


*This pricing is based on previous inter-connects with different vendors.
It is not 100% secure and may change.
**Oracle or Microsoft SQL Server Licensing have not yet been included


                                                                         MAINTENANCE
                                                    Maintenance and Support (Year 1)                                  $11,109.12
                                                    Maintenance and Support (Year 2)                                  $15,381.86
                                                    Maintenance and Support (Year 3)                                  $15,381.86
                                                    Maintenance and Support (Year 4)                                  $15,381.86
                                                    Maintenance and Support (Year 5)                                  $15,381.86



ADDITIONAL SOFTWARE OPTIONS

CCS Investigative Display Software (1-5 copies)                                              $6,750.00
CCS Investigative Display Software (6-10 copies)                                             $6,000.00
CCS Investigative Display Software (11-20 copies)                                            $5,000.00
CCS Investigative Display Software (21-40 copies)                                            $4,800.00

CCS Capture Station Software (1-3 copies)                                                   $10,000.00
CCS Capture Station Software (4-7 copies)                                                    $8,900.00


ADDITIONAL HARDWARE OPTIONS

HP Laserjet B&W, 4000TN, 17PPM, 120ODPI                                                1     $2,284.50
Atlantek ID Card Printer                                                               1     $6,800.00
Tektronix 740+ Color Laser (High Quality)                                              1     $3,500.00
Lexmark Optra SC Color Laser Printer                                                   1     $3,141.00
HP 200OCxi 600 DPI Multi Format (Ink Jet)                                              1       $840.00
Mavica FD-71 (Sony Digital Camera)                                                     1       $864.00
Epson 636 Executive Scanner w/SCSI card                                                1       $846.45

ImageWare Software, Inc.
10883 Thornmint Road                                            619-673-8600
San Diego, CA 92127                   Page 2                FAX 619-673-1770

CONFIDENTIAL                    BID REQUEST                          04/01/99
Kitts County                 Digital Mug System


EXHIBIT B MAINTENANCE & WARRANTIES
-------------------------------------------------------------------------------

PRODUCT AND CUSTOMER SUPPORT
IWS will provide KITSAP COUNTY SO with diagnostic software and manuals necessary to operate and maintain the System, including schematics, diagnostic and maintenance manuals as provided by the manufacturer. During the warranty period IWS will support the System without any cost to the County. There are costs associated with maintaining Customer Support during this warranty period. IWS agrees to offer Customer Support for an additional fee specified in Cost Proposal (EXHIBIT A), or at a cost per incident according to the Time and Materials Schedule. For the purpose of this Agreement Customer Support is defined as all informational calls related to operation of the System and calls based upon user error. After the warranty period, IWS agrees to offer maintenance, customer and product support for the System for at least five years after installation subject to KITSAP COUNTY SO entering into an IWS Maintenance Agreement during that five years. IWS will provide a copy of its current Maintenance Agreement to KITSAP COUNTY SO. Any such Maintenance Agreement is optional to KITSAP COUNTY SO and KITSAP COUNTY SO will be required to pay an additional fee. IWS reserves the right to modify the terms and fees of its standard Maintenance Agreement at any time.

HARDWARE WARRANTIES
All hardware that IWS supplies carries a full 1 Year warranty. IWS supports only the hardware that it installs. Support for other systems not purchased through ImageWare can be negotiated.

HARDWARE MAINTENANCE
Maintenance for the system hardware will be 7 days per week, 24 hours per day, with all agencies having just one toll-free number to call for service. Initial calls will be received by the IWS Help Desk. If no one is available, a call back will be made within 1 hour. Within an agreed upon period of time, a hardware technician will be on-site to troubleshoot and correct the problem.

If any installation within any agency will require access to restricted areas by IWS employees, it is expected that information will be given to ImageWare during contract negotiations. ImageWare will make any and all information available to the AGENCY for each employee who must have access to the restricted areas.

The equipment and hardware supplied as part of this proposal will be fully guaranteed for a minimum period of 12 months. All prices quoted as part of this proposal are guaranteed for a period of 12 months



Imageware Software, Inc.            42                        Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                    BID REQUEST                          04/01/99
Kitts County                 Digital Mug System

The central server comes complete with dial-in modem, and the IBM Netfinity Manager software and clients installed on each supplied workstation. This will enable the customer service rep to access, and actually 'take over' workstations when necessary to diagnose and repair any problems.

Software support first level is via toll free number to phone support. This customer service rep has the ability to escalate the problem up to level 2 support, which is an R&D engineer. It that person requires an on-site rep, one will be dispatched. We also include IBM hardware support with each IBM system. Sometimes, the ImageWare programmer just needs a set of hands and eyes on-site, and an IBM technician will be dispatched. Dial-in access is available to both levels 1 and 2, and using Netfinity Manager, many problems can be diagnosed and resolved by 'taking over' the workstation that is having problems, seeing the error happen, and resolving the situation immediately via remote connection.

SOFTWARE WARRANTIES
All software has a 90 day warranty starting on the day of system acceptance.

SOURCE CODE
The latest versions of all CRIMES modules, including CCS will be put into an escrow account. The specifics of this escrow agreement will be outlined at contract signing.

SOFTWARE ON-GOING MAINTENANCE AND SUPPORT
Maintenance for the system software will be 7 days per week, 24 hours per day, with all agencies having just one toll-free number to call for service. ImageWare will meet the response times as outlined by the County. Initial calls will be received by the IWS Help Desk. If no one is available, a call back will be made within 1 hour. Within an agreed upon period of time, a technician is on-site to troubleshoot and correct the problem.

If any installation within any agency will require access to restricted areas by IWS employees, it is expected that information will be given to ImageWare during contract negotiations. ImageWare will make any and all information available to Kitts County for each employee who must have access to the restricted areas.

Software support first level is via toll free number to phone support. This customer service rep has the ability to escalate the problem up to level 2 support, which is an R&D engineer.

It that person requires an on-site rep, one will be dispatched. We also include IBM hardware support with each IBM system. Sometimes, the ImageWare programmer just needs a set of hands and eyes on-site, and an IBM technician will be dispatched. Dial-in access is available to both levels 1 and 2, and using Netfinity Manager, many problems can be diagnosed and resolved



Imageware Software, Inc.            43                        Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                    BID REQUEST                          04/01/99
Kitts County                 Digital Mug System

by 'taking over' the workstation that is having problems, seeing the error happen, and resolving the situation immediately via remote connection.



ImageWare Software, Inc.            44                        Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                    BID REQUEST                          04/01/99
Kitts County                 Digital Mug System


EXHIBIT C - TRAINING
-------------------------------------------------------------------------------

Training is purchased in increments. One increment is defined as one day of on-site training with a maximum class size of 15. On-site training outlines may vary. Example: Training system administrators on server functions is different than training users on investigative software. A defined number of training increments for this proposal can be found in the Cost Proposal (Exhibit A). Follow-up training is available, either on-site or at the IWS facilities.

Training time is kept to a minimum with the Crime Capture System, as it is so easy to use

Training will be accomplished at each agency location, using their system equipment. All handout materials and reference materials will be furnished. After the training session, users have lab time for hands-on familiarization. It is recommended that at least one training session be video taped and duplicated for each agency for on-going training purposes.

The length of each class is outlined below:

CRIME CAPTURE SYSTEM TRAINING OUTLINE

OBJECTIVE: By the end of the training session, students will know how to book a suspect, search a database, use the mug book function and create photo line-ups.

CLASS SIZE: Maximum 15 students

TRAINING OUTLINE:

I. STARTING THE PROGRAM                                         5 MINUTES

II. NEW BOOKINGS                                               90 MINUTES
          a. Adding a New Booking
          b. Searching for Matches
                   1. Linking Records
                   2. Unlinking Records
          c. Viewing Records
          d. Viewing Multiple Bookings
          e. Editing and Deleting Records
          f. Printing Individual Records

III. SEARCHING                                                 45 MINUTES
          a. Quick Search
          b. Advanced Search
          c. Saving a Search



ImageWare Software, Inc.            45                        Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                    BID REQUEST                          04/01/99
Kitts County                 Digital Mug System


          d. Running and Existing Search
          e. Deleting and Existing Search
          f. Printing Search Results

IV. MUG BOOK                                                   30 MINUTES
          a. Searching for Mugshot
          b. Saving a Mug Book
          c. Viewing an Existing Mug Book
          d. Deleting a Mug Book

V. PHOTO LINE-UP                                               40 MINUTES
          a. Creating a Photo Line-up
          b. Saving a Photo Line-up
          c. Viewing an Existing Photo Line-up
          d. Deleting an Existing Photo Line-up
          e. Printing a Photo Line-up



ImageWare Software, Inc.            46                        Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127

CONFIDENTIAL                    BID REQUEST                          04/01/99
Kitts County                 Digital Mug System


EXHIBIT D - SITE PLAN
-------------------------------------------------------------------------------


                    Typical Capture Station Installation



                                  [DIAGRAM]



                                  [LEGEND]



ImageWare Software, Inc.            47                        Phone 619-673-8600
10883 Thornmint Rd.                                           Fax 619-673-1770
San Diego, CA 92127